UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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EMERSON ELECTRIC CO.

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PRELIMINARY COPY NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

8000 W. Florissant Avenue

St. Louis, MO 63136

Dear Fellow Shareholder:

I am pleased to invite you to join us at the 2018 Annual Meeting of Shareholders of Emerson Electric Co. to be held on Tuesday, February 6, 2018 at 10:00 a.m., Central Time, at the Emerson headquarters located at 8000 W. Florissant Avenue, St. Louis, Missouri 63136.

At this year’s meeting, we will vote on the election of four directors, the ratification of the selection of KPMG LLP as Emerson’s independent registered public accounting firm, and an amendment to our Articles of Incorporation to provide shareholders the right to amend our Bylaws. We will also hold non-binding advisory votes on the compensation of Emerson’s named executive officers and on a proposal to ratify the Company’s forum selection Bylaw, as well as four shareholder proposals.

We will also report on our business, and provide an opportunity for shareholders to ask questions. Our global team began fiscal 2017 with a unified vision for the future. We aimed to strengthen our core businesses, serve our customers in new and innovative ways, increase revenue and expand our margins. Thanks to the hard work of our employees around the world, Emerson is a new company, one working on critical world needs. By concentrating on the most complex and important challenges facing the world in the process, industrial, commercial and residential markets, we have the opportunity to make both the company, and more importantly, the world, a better place. However, as we dedicated ourselves to the task of strengthening our businesses, it was clear we had the opportunity to do more, which is why we introduced a renewed emphasis on values inside the Company in 2017 to position Emerson for continued success while recognizing those core traits and behaviors that have made us who we are – integrity, safety and quality, supporting our people, customer focus, continuous improvement, collaboration and innovation. These intrinsic values affect not only the way we work, but our strategic framework for investment, which has evolved to meet our changing environment. For more information on our 2017 results and our renewed emphasis on our core values, please read our 2017 Annual Report to Shareholders which is being made available along with this proxy statement.

Your vote is very important. I encourage you to complete, sign and return your proxy card, or use telephone or internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

December 15, 2017

Sincerely,

DAVID N. FARR Chairman and Chief Executive Officer

PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

PRELIMINARY COPY

Notice of Annual Meeting of Shareholders for Emerson Electric Co.

DATE AND TIME:	Tuesday, February 6, 2018, 10 a.m. CST
PLACE:	Emerson Headquarters, 8000 W. Florissant Avenue, St. Louis, MO 63136
ITEMS OF BUSINESS:	1.	To elect as Directors the four nominees named in the accompanying proxy statement.
	2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm.

	3.	To approve, on an advisory basis, the compensation of Emerson’s named executive officers.

	4.	To approve an amendment to the Company’s Restated Articles of Incorporation to provide shareholders the right to amend the Company’s Bylaws.

	5.	To ratify, on an advisory basis, the Company’s forum selection Bylaw.

	6.	To vote upon the four shareholder proposals described in the accompanying proxy statement, if properly presented at the meeting.

	7.	To transact other business, if any, properly brought before the meeting.
WHO CAN VOTE:	Record holders of Emerson common stock at the close of business on November 28, 2017
HOW TO VOTE:

Your vote is important and we urge you to cast your vote in advance of the meeting by telephone, internet or mailing your completed and signed proxy card or voting instruction form, or in person at the meeting. If you attend the meeting you may revoke your previously cast vote and vote in person. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

MEETING ADMISSION:

An admission ticket for record holders (or a satisfactory account statement for street name holders) is required to attend the meeting. Please see “Proxy Statement Summary” for information on attending the meeting. If you have questions regarding the required information, or to request an admission ticket, please contact the Emerson Investor Relations Department at 314-553-2197 in advance.

2017 ANNUAL REPORT AND DATE OF DISTRIBUTION:

For more complete information regarding Emerson, please review the Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017. A copy of our Annual Report to Shareholders for the fiscal year ended September 30, 2017 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement. This Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report to Shareholders are first being made available or mailed to shareholders on or about December 15, 2017.

By order of the Board of Directors,
December 15, 2017	SARA YANG BOSCO
St. Louis, Missouri	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 6, 2018

Emerson’s Notice of Annual Meeting, Proxy Statement, Form of Proxy, and Annual Report to Shareholders for the fiscal year ended September 30, 2017 are available, free of charge, at www.proxyvote.com. You will need to input the Control Number located on the proxy card or notice of internet availability of proxy materials when accessing these documents. A separate notice of internet availability of such proxy materials is first being sent to our shareholders on or around December 15, 2017. Shareholders may access these materials and vote over the internet or request delivery of a full set of materials by mail or email. If you receive the separate notice of internet availability of proxy materials, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the notice.

ii  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

iii  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. You should read the entire Proxy Statement before voting.

Annual Meeting

•	Time and Date: 10:00 a.m., Central Time, Tuesday, February 6, 2018
•	Place: Emerson Headquarters, 8000 W. Florissant Avenue, St. Louis, MO 63136
•	Record Date: November 28, 2017

Voting Matters and Board Recommendations

Voting Matter		Recommendation	Vote Standard*	Page
Management Proposals

Item 1	Election of Directors	FOR each nominee	Majority present & entitled to vote	37

Item 2	Ratification of appointment of KPMG LLP as Independent Registered Public Accounting Firm	FOR	Majority present & entitled to vote	41

Item 3	Approval of named executive officer compensation	FOR	Majority present & entitled to vote	41

Item 4	Approval of an amendment to Restated Articles of Incorporation to provide shareholders the right to amend Bylaws	FOR	85% of total voting power outstanding	43

Item 5	Ratification of the Company’s forum selection Bylaw	FOR	Majority present & entitled to vote	44
Shareholder Proposals

Item 6	Approval of proposal to adopt an independent Board Chair policy	AGAINST	Majority present & entitled to vote	46

Item 7	Approval of proposal requesting a political contributions report	AGAINST	Majority present & entitled to vote	50

Item 8	Approval of proposal requesting report on lobbying expenditures	AGAINST	Majority present & entitled to vote	53

Item 9	Approval of proposal on greenhouse gas emissions	AGAINST	Majority present & entitled to vote	55

* For the election of Directors, you have the choice of voting “FOR” all or individual nominees or to “Withhold Authority” to vote for all or individual nominees. For the other proposals, you have the choice to vote “FOR”, “AGAINST” or “ABSTAIN”.

Casting Your Vote

Voting Method		Shareholders of Record and Employee Benefit Plan Participants	Street Name Holders

Internet	Visit the applicable voting website:	www.proxyvote.com	www.proxyvote.com

Telephone	Within the United States, U.S. Territories and Canada, call toll-free:	1-800-690-6903	1-800-690-6903

Mail

Complete, sign and mail your proxy card or voting instruction form in the self-addressed, postage paid envelope provided, or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

In-Person	For instructions on attending the 2018 Annual Meeting in person, see “Attending the Meeting” below.

Attending the Meeting

All attendees must present government-issued photo identification, such as a driver’s license or passport. If you are a shareholder of record, please check the box on your proxy card and bring the tear-off admission ticket with you. If your shares are held by someone else (such as a broker) please bring a letter or account statement from that firm showing you were a beneficial holder on November 28, 2017. Failure to provide such identification may result in your exclusion from the meeting.

1  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT SUMMARY

Our Board of Directors

Nominees and Continuing Directors

The Emerson Board is divided into three classes. You are being asked to vote on the four Director nominees indicated below for the specified terms. The five continuing Directors were previously elected to three-year terms ending at the Annual Meeting specified. All Directors are independent, except Mr. Farr. Please see “Proxy Item No. 1 – Election of Directors” for more information.

Nominees For Terms Ending In Year Specified

Arthur F. Golden (2021)	Partner, Davis Polk and Wardwell Age: 71 Director Since 2000 Committees*: EC, FC	Candace Kendle (2021)	Retired Chairman and Chief Executive Officer, Kendle International, Inc. Age: 70 Director Since 2014 Committees: AC, NC
James S. Turley (2021)	Retired Chairman and Chief Executive Officer, Ernst & Young LLP Age: 62 Director Since 2013 Committees: AC, EC, NC	Gloria A. Flach (2020 – To Balance Board Classes)	Corporate Vice President and Chief Operating Officer, Northrop Grumman Corporation Age: 58 Director Since 2017 Committees: CC, FC

To Continue In Office Until 2020
David N. Farr	Chairman and Chief Executive Officer, Emerson Age: 62 Director Since 2000 Committee: EC	Matthew S. Levatich	President and Chief Executive Officer, Harley Davidson, Inc. Age: 52 Director Since 2012 Committees: AC, CC

To Continue In Office Until 2019
Clemens A. H. Boersig	Retired Chairman of the Supervisory Board, Deutsche Bank AG Age: 69 Director Since 2009 Committees: CC, EC, FC	Joshua B. Bolten	President and Chief Executive Officer, Business Roundtable Age: 63 Director Since 2012 Committees: AC, EC, NC
Randall L. Stephenson	Chairman, Chief Executive Officer and President, AT&T Inc. Age: 57 Director Since 2006 Committees: CC, EC, NC	*AC Audit Committee CC Compensation Committee EC Executive Committee FC Finance Committee NC Corporate Governance and Nominating Committee

Admiral Joseph W. Prueher, currently an independent Director and a member of the Compensation Committee and Finance Committee, will be retiring from the Board as of the Annual Meeting.

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PROXY STATEMENT SUMMARY

2017 Business Highlights

•	Completed the strategic repositioning announced in 2015, with closing of the sales of the Network Power and Leroy Somer and Controls Techniques businesses, and the sale of the ClosetMaid business.

•	Pivoted to growth with completion of the strategic valves and controls acquisition in the Automation Solutions business.

•	Reshaped our businesses into two global franchises, Automation Solutions and Commercial and Residential Solutions and restructured our corporate and other services consistent with our new structure.

•	Returned to growth in 2017 on improving global economics and conditions in our served markets, and payoff from restructuring investments made during the industrial recession over the prior two years:

○	Reported sales grew 5 percent, with underlying growth of 1 percent excluding the 4 percent impact of the valves and controls acquisition.

○	Earnings per share from continuing operations grew 4 percent to $2.54 per share, up 8 percent to $2.64 per share excluding first year charges of $0.10 related to the valves and controls acquisition.

○	Operating cash flow from continuing operations grew 8 percent to $2.7 billion, with free cash flow from continuing operations of $2.2 billion excluding capital expenditures of $476 million.

Executive Compensation Highlights

Key Elements of the Fiscal 2017 Executive Compensation Program

•	Pay for Performance. Named executive officer (“NEO”) compensation is tied to Company performance. Mr. Farr’s successful leadership of the Company through this transformational year, the completion of the strategic repositioning, the acquisition and integration of valves and controls and the Company’s financial performance, led the Committee to increase NEO bonuses after generally flat or reduced bonuses in recent years.

•	We Target Competitive and Market Based Pay with Actual Pay Dependent on Performance.

•	Long-Term Performance. Our primary incentive compensation – performance shares – is based on the Company’s achievement of established financial objectives over a minimum three-year performance period.

•	Maximize Shareholder Value While Mitigating Risk. Our performance shares program is based on above-market growth targets, and rewards growth over the long term, discouraging short-term risk taking.

•	Alignment with Shareholders. We have substantial stock ownership requirements and blackout, clawback, pledging and anti-hedging policies.

•	No Tax Gross-Ups. We do not provide tax gross-ups to our NEOs.

•	No Employment, Severance or Golden Parachute Agreements with any of our NEOs.

•	Non-compete, Non-solicitation and Confidentiality Agreements. We require executives to enter into non-competition, non-solicitation and confidentiality agreements as a condition of all equity awards.

•	Double Trigger Change of Control. We utilize double trigger provisions on change of control in our 2011 Stock Option Plan and in our 2015 Incentive Shares Plan.

Shareholder Engagement

We value our shareholders’ perspective on our businesses and each year interact with shareholders and investment analysts through a variety of engagement activities. These include our annual investor conference in February and participation in industry conferences in May and September. In addition, we routinely schedule additional engagement meetings with investors and analysts in various locations around the world, which in 2017 included meetings in New York, Boston, Chicago London and Frankfurt, among other locations. Investors and analysts may schedule meetings with our Director of Investor Relations to request additional information regarding the Company. We reach out to our largest shareholders each year in connection with our Annual Meeting to discuss the matters that will be voted on at the meeting and respond to questions or concerns. Our Investor Relations department can be reached at 314-553-2197, investor.relations@emerson.com, or at www.emerson.com, Investors, Investor Resources, Stockholder Information.

3  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT SUMMARY

Named Executive Officer and Director Share Ownership

The following summarizes beneficial ownership of Emerson common stock by our NEOs and Directors as of September 30, 2017. You should refer to the more detailed information under “Ownership of Emerson Equity Securities” on page 57 for additional information about how these amounts are calculated under SEC rules and the ownership of our other executive officers and other information about these shares.

Name	Total Shares

Named Executive Officers:

D. N. Farr, Chairman and Chief Executive Officer	2,928,140

E. L. Monser, President	473,393

F. J. Dellaquila, Senior Executive Vice President and Chief Financial Officer	531,110

E. M. Purvis, Jr., Executive Vice President and Chief Operating Officer	296,501

S. J. Pelch, Executive Vice President, Organization Planning and Development	105,162

Directors:

C. A. H. Boersig	22,211

J. B. Bolten	14,243

G. A. Flach	1,824

A. F. Golden	66,705

C. Kendle	13,240

M. S. Levatich	13,074

J. W. Prueher	39,033

R. L. Stephenson	41,243

J. S. Turley	10,907

Corporate Governance Highlights

Topic	Highlight
Director Independence

9 of 10 Directors are independent

Strong Lead Independent Director with significant governance duties

All Board Committees are independent pursuant to requirements of the NYSE and our governance documents

Regular executive sessions attended by non-management Directors only

Proxy Access Bylaw

Proactive adoption in 2017 of proxy access for Director nominees

A shareholder, or group of up to 20, holding 3% of Company stock for 3 years may place a limited number of Director nominees in the Company’s proxy statement for election

Board Refreshment and Diversity

Balance of new and continuing Directors, with average tenure of 8 years and 5 new Directors in last 5 years

Average Director age of 63

Director retirement and resignation guidelines

22% women Directors as of February 6, 2018

Other Governance Practices

Directors elected by majority voting

Over 96% Board and Committee attendance in 2017

All Directors then in office attended the 2017 Annual Meeting

Comprehensive new Director orientation

No shareholder rights plan or “poison pill”

Blackout, clawback, pledging and anti-hedging policies

Director and executive officer stock ownership policies

Annual Corporate Social Responsibility and Political Spending Reports

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BOARD AND COMMITTEE OPERATIONS

Board and Committee Operations

Board and Corporate Governance

Board Responsibility

The primary responsibility of our Board is to foster our long-term success. In fulfilling this role, each Director must exercise good faith business judgment in the best interests of Emerson and our shareholders. Our Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management. Management has responsibility for our day-to-day operations, implementing these policies and strategic direction, subject to Board oversight.

Governance Principles and Ethics Program

Our Board has adopted Corporate Governance Principles and Practices that govern the structure and operations of our Board, Board oversight of management and relations between the Board and our shareholders. In addition, our Board has adopted an ethics program that applies to all Emerson employees and our Directors, and includes an employee code of conduct, supplements specifically applicable to our Directors and executive officers, and an additional code of ethics applicable to our Chief Executive Officer (“CEO”), Chief Financial Officer, Chief Accounting Officer and Controller.

The Company’s Corporate Governance Principles and each component of its ethics program are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Business Ethics. Printed copies of these documents are available to shareholders upon written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting required information at the same location on its website.

The Board of Directors annually reviews its governance policies and practices, taking into account changes in applicable law, trends in corporate governance and input from shareholders.

Recent Corporate Governance Changes

As part of its review process, the Board recently made changes to Emerson’s corporate governance polices:

•	Proxy Access Bylaw. Amended our Bylaws to adopt proxy access, which provides eligible shareholders a process for including their director nominees in the Company’s proxy materials. Proxy access is discussed below at “Corporate Governance and Nominating Committee—Proxy Access” on page 10.

•	Lead Independent Director. Amended our Corporate Governance Principles to provide for a Lead Independent Director, as discussed below in “Board Leadership Structure” on page 6.

•	Shareholders’ Right to Amend Bylaws. Approved, subject to shareholder approval, amendments to our Restated Articles of Incorporation providing shareholders the right to amend our Bylaws. Please see Proxy Item No. 4.

•	Ratification of Forum Selection Bylaw. Amended our Bylaws to adopt a forum selection Bylaw and is submitting that Bylaw for ratification by shareholders. Please see Proxy Item No. 5.

•	Corporate Social Responsibility Reporting. Last year, at the Board’s direction, the Company published its first Corporate Social Responsibility Report highlighting the Company’s environmental stewardship, integrity and ethics, corporate governance, political spending and lobbying, human resources and diversity, supply chain practices and community involvement. We recently published an updated and expanded report.

We believe these actions are marks of good governance and enhance our accountability to shareholders.

Board Meetings and Attendance

There were eight meetings of the Board during fiscal 2017. All Directors attended at least 75% of the meetings of the Board and committees on which they served. Directors are strongly encouraged to attend the Annual Meeting, although the Company has no policy requiring attendance. All of the Directors then in office attended the 2017 Annual Meeting.

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BOARD AND COMMITTEE OPERATIONS

Board Leadership Structure

The Board believes that it should have the flexibility to determine whether the same person should serve as both Chair and CEO based on what it believes will provide appropriate Company leadership. The Board believes that its current structure, with Mr. Farr serving as both Chair and CEO is appropriate given Mr. Farr’s past success and extensive experience in these roles, the efficiencies of having the CEO serve as Chair, the Company’s strong corporate governance structure, including Mr. Stephenson’s strong leadership role as Lead Independent Director, and the Company’s financial performance under Mr. Farr’s leadership.

As part of its leadership structure review, in October 2016 the Board established the Lead Independent Director position to strengthen the independent leadership of the Board. The Lead Independent Director is elected from the independent Directors for a three-year term. Among other things, the Lead Independent Director chairs regularly scheduled meetings of non-management Directors, reviews Board agendas and information, calls meetings of the independent Directors, acts as the Board’s key liaison with the Chairman and serves on the Board’s executive committee. The Chair and CEO consults periodically with the Lead Independent Director and the committee Chairs, all of whom are independent, on Board matters and on issues facing the Company.

Board Role in Risk Oversight

The Board has responsibility for oversight of the Company’s risk management process. This process is designed to provide to the Board timely visibility into the identification, assessment and management of critical risks. The Audit Committee assists the Board by annually reviewing and discussing with management this process and its functionality. The areas of critical risk include strategic, operational, compliance, environmental, financial and reputational. The full Board, or the appropriate committee, receives this information through updates from management to enable it to understand and monitor the Company’s risk management process.

Board Composition

Our Board consists of 10 Directors divided into three classes, with the terms of office of each class ending in successive years. The Directors in one class are elected at each Annual Meeting to serve for a three-year term and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Periodically, a Director is elected to a shorter term, or moved into a different class between meetings, to rebalance the classes as a result of the early departure of a Director.

Pursuant to the Company’s Bylaws, a Director may not stand for election after age 72. If our Board determines that continued service beyond this period is in the best interests of Emerson and our shareholders, our Board may amend the Bylaws to waive this requirement and allow election to additional one-year terms. Adm. Prueher is retiring from the Board pursuant to this requirement as of the 2018 Annual Meeting, after which our Board will have nine Directors.

We are committed to reviewing our Board’s composition to ensure that we continue to have the right mix of skills, diversity, background and tenure. After Adm. Prueher’s retirement, the diversity and tenure composition of our Board will be as follows:

Our Board’s membership represents a balanced approach to Director tenure, allowing our Board to benefit from the experience of longer-serving Directors as well as the fresh perspectives of newer Directors. The Board is continuously seeking out highly-qualified, diverse candidates to add to the range of skills and experiences represented on our Board.

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BOARD AND COMMITTEE OPERATIONS

Our Directors have a wide range of skills and experience in a variety of professions and industries, including:

DIRECTOR SKILLS AND EXPERIENCE

• Global business experience	• Chief executive officer experience

• Financial expertise, including chief financial officer experience	• Expertise in technology and innovation

• Corporate governance expertise	• Operational leadership, including as chief operating officer

• Experience doing business in emerging markets and China	• Business development expertise, including investment banking, mergers and acquisitions and financial markets

The specific background, skills and experience of each of our Directors is detailed under “Proposal 1 – Election of Directors”.

The Corporate Governance and Nominating Committee has the primary responsibility for developing a Director succession plan. The Committee periodically reviews our Board composition and, as further discussed above, identifies the appropriate mix of experiences, skills, attributes and tenure for our Board in light of our Company’s current and future business environment and strategic direction, all with the objective of recommending a group of Directors that can best continue our success and represent our shareholders’ interests. The Committee and our Board are committed to developing a diverse pool of potential candidates for future Board service.

Other Key Governance Policies

We have adopted corporate governance policies which encourage significant long-term stock ownership and align the interests of our executives with our shareholders. These policies include:

•	Executive compensation practices that incentivize long-term performance and equity compensation using multi-year performance and vesting periods. See “Executive Compensation—Compensation Discussion and Analysis” on page 16.

•	Stock ownership guidelines, which require NEOs to hold stock equal to a specified multiple of their base salaries.

•	Blackout and stock trading policies which require permission to trade Emerson stock.

•	Clawback policies, which, in some cases, allow us to reduce, cancel or recover executive compensation tied to intentional misconduct that led to a material restatement of our financial statements.

•	Pledging and anti-hedging policies, which prohibit certain speculative transactions that are not in alignment with our shareholders. See “—Alignment with Shareholder Interests” on page 22.

Review, Approval or Ratification of Transactions with Related Persons

We have developed and implemented processes to obtain and review all transactions and relationships in which the Company and any of our Directors, Director nominees or executive officers, or any of their immediate family members, are participants, and to determine whether any of these individuals have a direct or indirect material interest in any such transaction. Transactions that are determined to be material to a related person are disclosed as required. Pursuant to these processes, all Directors and executive officers annually complete a Director and Executive Officer Questionnaire and a Conflict of Interest Questionnaire that are designed to identify related person transactions and both actual and potential conflicts of interest. We also review the nature and extent of business between the Company and other companies affiliated with our Directors or executive officers. Under the Company’s ethics program, an executive officer is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Company’s Ethics Committee. If the Ethics Committee determines that there is a conflict, it will refer the matter to the Board of Directors. A Director is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Board. In each case, the Board will review the matter to make a final determination as to whether a conflict exists, and, if so, the appropriate resolution.

The Company has a written ethics program applicable to all Directors and executive officers of the Company that prohibits Directors and executive officers from entering into transactions, or having any relationships, that would result in a conflict of interest with the Company. Waivers of the ethics program requirements for Directors and executive officers may only be granted by the Board of Directors. The Company’s ethics program documents can be found on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Business Ethics.

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BOARD AND COMMITTEE OPERATIONS

Certain Business Relationships and Related Party Transactions

Based on the review described above, there were no transactions from October 1, 2016 through the date of this proxy statement, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any of the Company’s Directors or executive officers or any of their immediate family members, or any beneficial holder of more than 5% of our common stock, either had or will have a direct or indirect material interest.

Director Independence

The Board has determined that all current Directors, other than Mr. Farr, are independent, as defined under the general independence standards of the NYSE. W. R. Johnson resigned from the Board in May 16, 2017, but was determined to be independent while he served. All Directors identified as independent meet the Board adopted independence standards. These standards are included in Appendix A and are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Principles & Practices.

In the course of the Board’s independence determinations, it considered any transactions, relationships and arrangements as required by the Company’s independence standards. In particular, with respect to each of the three most recently completed fiscal years, the Board considered for:

•	Flach, Levatich and Stephenson, the annual amount of sales to Emerson by the company which the Director serves or served as an executive officer, and purchases by that company from Emerson, and determined that in each case the amounts of such sales and purchases in fiscal 2017 were less than 0.013% of such other company’s annual revenue and in each year were immaterial and well below the threshold set in the Emerson independence standards.

•	Stephenson, an immediate family member employed by KPMG, and determined that such person was not a partner of such firm and did not participate in the audit of Emerson or provide any other services to Emerson.

•	Golden, the annual amount paid by Emerson to the law firm of which he is a partner, and determined that the amount of such payments in fiscal 2017 was less than 1.37% of such firm’s annual revenues and was in each year immaterial and well below the threshold set in the Emerson independence standards.

•	Levatich, Prueher, and Turley, the annual amount of contributions by Emerson to charitable organizations for which the Director serves as a director, officer or trustee and determined that such contributions were immaterial, well below the threshold set in the Emerson independence standards, were made through the Company’s normal corporate charitable donation approval process and were not made “on behalf of” any Director. For 2017, the amount of such contributions were: Levatich: $3,000 to Northwestern University; Prueher: $2,500 to the University of Virginia; and Turley: $133,500 (1.33% of total revenue) to the Boy Scouts of America-Greater St. Louis Area Council, $61,000 (0.36% of total revenue) to the St. Louis Municipal Opera Theatre, and $625,000 (3.12% of total revenue) to Forest Park Forever. These last three organizations are prominent St. Louis civic organizations to which Emerson, as a St. Louis headquartered company, has provided substantial support for over 30 years, long before Mr. Turley joined the Emerson Board or the boards of these organizations.

Committees of Our Board of Directors

Our Board of Directors has delegated certain of its responsibilities to committees to provide for more efficient Board operations and allow Directors to engage in deeper analysis and oversight in specific areas of importance. The members and Committee Chairs are designated by the Board based on recommendations from the Corporate Governance and Nominating Committee. The Chair of each Committee helps develop the agenda for that Committee, and provides a report to our Board on Committee activities. Each Committee annually reviews the adequacy of its Charter and conducts an evaluation of its performance.

Our Board has adopted written Committee charters which are available on our website, www.emerson.com, Investors, Corporate Governance, Committee Charters. The primary responsibilities and membership of each Committee are below:

COMMITTEE	PRIMARY RESPONSIBILITIES AND MEMBERSHIP
Audit

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, financial reporting process, systems of internal accounting and financial controls, internal audit process, risk management, and compliance with legal and regulatory requirements, and the independent audit of the annual financial statements. The

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COMMITTEE	PRIMARY RESPONSIBILITIES AND MEMBERSHIP

Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations. The Committee reviews with management major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures.

The members of the Audit Committee are J. S. Turley (Chair), J. B. Bolten, C. Kendle and M. S. Levatich. The Board has determined that each member is independent under the enhanced audit committee independence standards in the Securities Exchange Act of 1934 (the “Exchange Act”) and New York Stock Exchange (“NYSE”) listing standards. The Board has also determined that J. S. Turley is an Audit Committee Financial Expert under SEC rules. The Committee met five times in fiscal 2017.

Compensation

The Compensation Committee discharges the Board’s oversight of the Company’s executive compensation and produces the Committee’s proxy statement report on executive compensation. Among other things, the Committee approves goals and objectives, evaluates performance and sets compensation for the CEO; approves elements of compensation for and oversees the evaluation of certain other officers, including the NEOs; oversees the Company’s equity incentive plans; and monitors the Senior Management Succession Plan.

The current Compensation Committee members are R. L. Stephenson (Chair), C. A. H. Boersig, G. A. Flach, M. S. Levatich and J. W. Prueher. The Board has determined that each member meets the enhanced NYSE independence standards, and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (IRC) and as a “non-employee director” under Rule 16b-3 of the Exchange Act. W. R. Johnson resigned from the Board in May, 2017, but was determined to be an independent member of the Committee during his term. The Committee met six times in fiscal 2017.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee oversees the Company’s corporate governance; reviews its governance principles and independence standards; oversees the annual Board and Committee self-evaluations; discharges the Board’s responsibilities related to Director compensation; identifies, evaluates and recommends individuals for Board and Committee membership; makes recommendations as to the size and composition of the Board and its Committees; and reviews the Company’s conflict of interest policies, codes of ethics, political activities and compliance with related laws and regulations, and oversees management’s implementation thereof.

The members of the Committee are J. B. Bolten (Chair), C. Kendle, R. L. Stephenson, and J. S. Turley. The Board has determined that all members are independent under NYSE listing standards. The Committee met three times in fiscal 2017.

Executive

The Executive Committee exercises Board authority between Board meetings on matters in which specific direction has not been given by the Board, to the extent permitted by law and except for certain specified matters.

The members of the Committee are D. N. Farr (Chair), C. A. H. Boersig, J. B. Bolten, A. F. Golden, R. L. Stephenson, and J. S. Turley. The Committee did not meet in fiscal 2017.

Finance

The Finance Committee advises the Board with respect to the Board’s oversight of the Company’s financial affairs, including long-range financing requirements and strategy, capital structure, dividend and share repurchase policies, short-term investment policy and hedging strategies, and retirement plans, as well as Company charitable contributions and the Emerson Charitable Trust.

The members of the Committee are C. A. H. Boersig (Chair), G. A. Flach, A. F. Golden and J. W. Prueher. The Committee met four times in fiscal 2017.

Board and Committee Self-Evaluations

Our Board assesses annually its effectiveness and that of its Committees. All Directors complete a self-evaluation form for the Board and for each Committee on which they serve. These forms include numerical ratings for certain key metrics, as well as the opportunity for written comments. The comments provide key insights into the areas Directors believe the Board can

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improve or in which its performance is strong. The self-evaluation results are reported to the full Board, and each Committee is provided with its Committee evaluation results. The Corporate Governance and Nominating Committee oversees the process. Self-evaluation topics include number and length of meetings, topics covered and materials provided, Committee structure and activities, Board composition and expertise, succession planning, Director participation and interaction with management and promotion of ethical behavior. Our Board discusses the results of each annual self-evaluation and, as appropriate, implements enhancements and other modifications identified during the self-evaluation.

Corporate Governance and Nominating Committee

Nomination Process

The Corporate Governance and Nominating Committee regularly reviews the appropriate size and composition of the Board and anticipates vacancies and required expertise. The Committee reviews potential nominees from several sources, including Directors, management, shareholders or others. The Company may retain an independent search firm to assist in identifying and evaluating potential nominees. Ms. Flach, who is standing for election for the first time, was recommended by the search firm and by an independent Director.

In evaluating potential nominees, the Committee considers the knowledge, experience, integrity and judgment of the candidates, their contribution to the diversity of backgrounds, experience and skills on the Board, and their ability to devote sufficient time and effort to their duties as Directors. The Board considers the following experience particularly relevant: manufacturing, global business, in particular in emerging markets and China, business development, technology and innovation, legal, investment banking, acquisitions and finance, government, corporate governance and information technology, as well as experience on the boards of major organizations. The Company’s Corporate Governance Principles set forth the minimum qualifications for nominees. The best candidates are then recommended by the Committee to the Board.

The Board’s policy is to seek the most qualified candidates without regard to race, gender, national origin, religion, disability, age or sexual orientation. However, in evaluating candidates the Committee will consider these diversity criteria. The Board seeks to maintain a balance of perspectives, qualities and skills on the Board to obtain a diversity of viewpoints to better understand the technical, economic, political and social environments in which the Company operates. Existing Board members and outside agencies recommend candidates to further these policy objectives. The Board’s success on these objectives is measured by the range of viewpoints represented on the Board.

The Committee will consider candidates recommended by shareholders if required biographical information is properly submitted as described in “Other Matters—Future Shareholder Proposals and Nominations” at page 62 below. Properly submitted shareholder recommendations are sent to the Committee and will receive the same consideration as others identified to the Committee.

The Company’s Bylaws permit shareholders to nominate Directors at an annual meeting of shareholders or at a special meeting at which Directors are to be elected. The procedures for making such nominations are discussed in “Other Matters—Future Shareholder Proposals and Nominations” beginning on page 62.

Proxy Access

In 2017, the Board amended the Company’s Bylaws to permit up to 20 shareholders owning in the aggregate at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holders and the nominees satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. For more information on how to submit a nominee for inclusion in Company proxy materials pursuant to these provisions, see “Other Matters—Future Shareholder Proposals and Nominations” on page 62 below.

Director Compensation

Processes and Procedures for Determination of Director Compensation

The Corporate Governance and Nominating Committee annually reviews compensation practices for the Company’s Directors and makes recommendations to the Board regarding the form and amount of compensation, for determination by the Board. To assist the Committee in performing these duties, management engages an outside consultant to prepare a director compensation analysis, and to make recommendations. Based on this analysis, management makes recommendations

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regarding Director compensation for the Committee’s consideration. Frederic W. Cook & Co. prepared this analysis for fiscal 2017. No changes were recommended by management or the Committee or made by the Board.

Director Compensation Program

Each non-management Director is paid an annual retainer in cash and/or restricted stock or restricted stock units (RSUs), as well as meeting fees and reimbursement of expenses. The Lead Independent Director and each Committee Chair receive an additional cash retainer. Mr. Farr does not receive any additional compensation for service on the Board. In fiscal 2017, the Director compensation program provided for the following payments:

Type	Amount

Annual Cash Retainer	$100,000

Restricted Stock or RSU Retainer	$140,000

Lead Independent Director Retainer	$25,000

Committee Chair Retainers	Audit and Compensation - $20,000 each Finance and Corporate Governance & Nominating - $15,000 each

Meeting Fees	$1,500 for each Board or Committee meeting

Emerson’s Director Stock Ownership Policy requires non-management Directors to hold stock equal to five times annual cash compensation. Our non-management Directors are required to hold all restricted stock and RSUs until retirement. The awards generally do not vest until the last day of a Director’s term after the age of 72, or earlier death, disability or a change of control of the Company. If a Director’s tenure on the Board ends for any other reason, the vesting of the award is at the discretion of the Committee. If the restrictions on the awards do not lapse, the awards are forfeited to the Company. Restricted stock includes both dividend and voting rights. Dividend equivalents are paid on RSUs, which do not have voting rights.

Directors may defer all or a part of their cash compensation under the Company’s Deferred Compensation Plan for Non-Employee Directors. Directors may also defer payment of the dividend equivalents on RSUs. Deferred amounts are credited with interest quarterly at the Bank of America prime rate. Under SEC rules, interest on deferred amounts is considered above-market if the rate of interest exceeds 120% of the applicable federal long-term rate. During fiscal 2017, the applicable prime rate ranged from 3.5% to 4.25%, while 120% of the applicable federal long-term rate ranged from 2.32% to 3.34%. A. F. Golden and R. L. Stephenson participated in this deferral program during fiscal 2017 and above-market earnings on their deferred amounts are set forth in the Director Compensation Table. All deferred amounts are payable in cash.

As part of the Company’s charitable contributions practice, the Company may, in the Board’s discretion, make a charitable contribution in the names of Emerson and a Director (including management Directors) upon retirement from the Board (as determined by the Board), taking into account the Director’s Board tenure, accomplishments, and other relevant factors.

The table below sets forth non-management Director compensation for fiscal 2017.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

C. A. H. Boersig	142,000	139,960	—	10,000	291,960

J. B. Bolten	139,000	139,960	—	5,000	283,960

G. A. Flach	49,166	104,953	—	—	154,119

A. F. Golden	118,000	139,960	22,511	10,000	290,471

W. R. Johnson(6)	83,168	139,960	—	—	223,128

C. Kendle	119,500	139,960	—	—	259,460

M. S. Levatich	128,500	139,960	—	10,000	278,460

J. W. Prueher(7)	127,000	139,960	—	10,000	276,960

R. L. Stephenson	160,667	139,960	12,962	—	313,589

J. S. Turley	144,000	139,960	—	5,000	288,960

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(1)	Mr. Farr is the only management Director and his compensation is set forth in the Summary Compensation Table and related tables. He did not receive any additional compensation for his service as a Director.

(2)	On February 7, 2017 the Directors then in office were awarded 2,248 shares of restricted stock, or RSUs in the case of Dr. Boersig, with a total value of $139,960 ($140,000 divided by the grant date value of Emerson stock, rounded down to the nearest whole share) representing their fiscal 2017 restricted stock award. On May 2, 2017, Ms. Flach was awarded 1,810 shares of restricted stock as her pro rata amount of the fiscal 2017 award. Each amount constitutes the aggregate grant date fair value of restricted stock and RSUs for fiscal 2017 calculated in accordance with FASB ASC Topic 718.

(3)	The total number of shares of restricted stock held by each of the non-management Directors at September 30, 2017 is: Dr. Boersig-3,450; Mr. Bolten-14,243; Ms. Flach-1,810; Mr. Golden-37,749; Dr. Kendle-9,635; Mr. Levatich-13,074; Adm. Prueher-2,248; Mr. Stephenson-27,859; and Mr. Turley-10,907; and Dr. Boersig-18,761 RSUs. Mr. Johnson’s restricted stock vested in connection with his resignation, other than a pro rata portion of his February 2017 award for the period after his resignation which was cancelled.

(4)	Includes above-market earnings for fiscal 2017 on cash fees or dividend equivalents that a Director elected to defer as follows: Mr. Golden-$18,511; and Mr. Stephenson-$12,962. Also includes the aggregate increase of $4,000 for Mr. Golden in the actuarial present value of his accumulated pension benefit for fiscal 2017 pursuant to the Company’s Continuing Compensation Plan for Non-Management Directors. Pursuant to applicable regulations, does not include the aggregate decline in actuarial present value of $16,000 for Adm. Prueher. The Continuing Compensation Plan for Non-Management Directors was terminated on June 4, 2002. Messrs. Golden and Prueher remain eligible for such plan because they were Directors prior to termination of the plan. These Directors will, after the later of termination of service or age 72, receive $30,000 annually for life, which was the annual cash retainer in effect on that date. If service terminates because of death, the benefit will be paid to the surviving spouse for five years.

(5)	Includes Company matching contributions under the Company’s charitable matching gifts program which matches charitable gifts of up to $10,000 for all employees and Directors of the Company.

(6)	Mr. Johnson resigned from Emerson’s Board of Directors on May 16, 2017 after nine years of service.

(7)	Admiral Joseph W. Prueher will not be standing for reelection.

Audit Committee

Report of the Audit Committee

The Audit Committee (“Committee”) assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting, financial and reporting controls, the internal audit process, risk management, the independent audit process of the Company’s annual financial statements, and the Company’s compliance with legal and regulatory requirements. Management is responsible for these processes.

The Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls. The Committee also reviews the Company’s quarterly earnings press releases and reports on Form 10-Q prior to distribution and filing.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed with the independent registered public accounting firm the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards of the PCAOB, including the matters required to be discussed by PCAOB Interim Auditing Standard AU Section 380, Communication with Audit Committees. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the impact of nonaudit-related services provided to the Company and the matters in the independent registered public accounting firm’s written disclosures required by Rule 3526 of the PCAOB, as may be modified or supplemented.

The Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits, including timing, risk assessments, locations and coverage,

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and any reliance by the external auditors on work performed by the internal auditors. The Committee meets at least quarterly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting.

The Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations and approval. The Committee has evaluated whether retaining KPMG as the Company’s independent auditor for the year is in the best interest of Emerson and its shareholders. The Company considers whether KPMG’s known legal risks include involvement in proceedings that could impair their ability to perform the annual audit, and reviews historical and proposed KPMG fees charged to the Company.

In performing its review, the Committee also considers the quality, candor and effectiveness of KPMG’s communications with the Committee and management; how effectively KPMG maintained its independence as demonstrated by exercising judgment, objectivity and professional skepticism; reports of the U.S. Public Company Accounting Oversight Board and other available data regarding the quality of work performed by KPMG; KPMG’s long tenure and experience as the Company’s auditor, and the geographic reach and expertise of KPMG to address the demands placed on an auditor by the global breadth and complexity of Emerson’s business in terms of quantity, quality and location of staff.

The Committee also considers whether, to assure continuing auditor independence, there should be rotation of the independent registered public accounting firm.

The Committee is responsible for the selection of the lead engagement partner, and as required by law, assures rotation of the lead partner every five years. When appropriate, KPMG provides a list of candidates for the role of lead engagement partner, who are then interviewed by members of senior management. The Committee considers their recommendations and those of KPMG leadership, evaluates the candidate’s qualifications, strengths and weaknesses, and selects the lead engagement partner.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 for filing with the Securities and Exchange Commission. In accordance with its Charter, the Committee has reappointed KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal 2018, based on their overall qualifications, objectivity, significant experience and understanding of the Company’s operations, and their ability to deploy resources to match Emerson’s global operations.

Audit Committee

J. S. Turley, Chair	J. B. Bolten	C. Kendle	M. S. Levatich

Fees Paid to KPMG LLP

Fees paid to KPMG LLP, the Company’s independent registered public accounting firm:

$ in millions	2016	2017

Audit Fees	$24.5	$20.9

Audit-Related Fees	15.0	4.7

Tax Fees	0.5	0.5

All Other Fees	—	—

Total KPMG LLP Fees	$40.0	$26.1

Audit Fees primarily represent the cost for the audit of the Company’s annual financial statements, reviews of quarterly SEC filings and statutory audits at non-U.S. locations.

Audit-Related Fees for 2017 and 2016 include $2.8 million and $12.8 million, respectively, for audit procedures related to actual and potential divestitures. The remaining Audit-Related Fees are primarily attributable to other acquisition and divestiture due diligence, audits of employee benefit plans, and statutory filings.

Tax Fees are related to tax compliance services.

The Audit Committee approved in advance all services provided by KPMG LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which can be found on the Company’s website at www.Emerson.com, Investors, Corporate Governance.

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Compensation Committee

The Compensation Committee operates under a written charter that details the Committee’s authority, composition and procedures. The Committee may delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full Committee at its next meeting. For a discussion of delegations of authority to the CEO, see “Equity Compensation Grant Practices” at page 24 below.

For fiscal 2017, the Compensation Committee reviewed management’s process for assessing risk in the Company’s compensation programs, policies and practices for its employees, including the Company’s executive compensation program and practices. The Committee accepted the result of these reviews that our compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business. Please see “Alignment with Shareholder Interests” on page 22 for additional information.

Role of Executive Officers and the Compensation Consultant

Executive Officers

As described in “Compensation Discussion and Analysis — Setting Total Compensation” on page 18, our CEO makes recommendations to the Committee based on management input regarding total compensation of the other executive officers. Management also develops and presents to the Committee design recommendations for compensation programs.

The Committee has unrestricted access to management and may request the participation of management or the Committee’s independent consultant at any meeting or executive session. Committee meetings are regularly attended by the CEO, except for executive sessions and discussions of his own compensation, by the Vice President-Executive Compensation, who leads some of the discussions regarding the Company’s compensation programs, and the Committee’s independent consultant. The Committee regularly reports to the Board on compensation matters and annually reviews the CEO’s compensation with the Board in executive sessions of non-management Directors only.

Compensation Consultant

The Committee has sole discretion, at Company expense, to retain and terminate compensation consultants, independent legal counsel or other advisors, including sole authority to approve their fees and retention terms. Any Committee member may request the participation of independent advisors at any meeting. Management engages Frederic W. Cook & Co., Inc. to assist with executive compensation program design and competitive pay analysis. The Committee reviews this information in determining compensation for the NEOs. The Committee has engaged Exequity LLP as its independent consultant. Exequity reports directly to the Committee and performs services as directed by the Committee. In 2017, Exequity reviewed our comparator group companies, the compensation of our CEO and the other NEOs and a pay for performance analysis. Neither Exequity nor Frederic W. Cook & Co. provides any other services to the Company. See also “Competitive Market Pay Information” on page 18.

Compensation Committee Report

The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive compensation program in the interests of the Company and its shareholders. For a discussion of the Compensation Committee’s policies and procedures, see “Compensation” on page 9 and “Compensation Committee” at page 14.

Management of the Company has prepared the Compensation Discussion and Analysis describing the Company’s compensation program for senior executives, including the named executive officers. See “Compensation Discussion and Analysis” beginning on page 16. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal 2017 with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2018 Annual Meeting of Shareholders.

Compensation Committee

R. L. Stephenson, Chair	C. A. H. Boersig	G. A. Flach	M. S. Levatich	J. W. Prueher

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Compensation Committee Interlocks and Insider Participation

The functions and members of the Compensation Committee are set forth above under “Compensation” on page 9. All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company. During fiscal 2017, no member of the Committee and no other Director was an executive officer of another company on whose compensation committee or board any of our executive officers served.

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EXECUTIVE COMPENSATION

Executive Compensation

Compensation Discussion and Analysis

Executive Summary of Fiscal Year 2017

Fiscal 2017 was a pivotal year for Emerson. The year began with the completion of the Company’s strategic portfolio repositioning plan, which was announced in late fiscal 2015, followed closely by the closing of the acquisition of the Pentair valves and controls business. With our repositioning completed, we reshaped our remaining businesses into two global franchises, Automation Solutions and Commercial and Residential Solutions and restructured our corporate services consistent with the new structure. With this new structure, we focused on strengthening our core businesses, serving our customers in new and innovative ways, increasing revenue and expanding margins, and capitalizing on improving global economic conditions, especially in the markets in which we operate. We also focused on aggressively integrating the valves and controls business to realize the expected synergy gains from the acquisition. The combination of these actions helped lead to Emerson’s return to growth in fiscal 2017, allowing the Company to increase profitability and return significant amounts of cash to shareholders, and positioned Emerson to drive sales, earnings and cash flow growth through the next phase of the economic cycle.

Sales were up 5 percent. Underlying sales were up 1 percent, with acquisitions, primarily valves and controls, adding 4 percent. Earnings per share from continuing operations were $2.54, up 4 percent, including approximately $0.10 for first year acquisition accounting charges relating to valves and controls which deducted 4 percentage points. Excluding the first-year accounting charges related to the acquisition of the valves and controls business, earnings per share from continuing operations were $2.64, up 8 percent. Earnings per share, which includes discontinued operations, were $2.35, a decline of 7% versus $2.52 in 2016. Gross profit margin was 42.0%, a decrease of 1.1 percentage point versus 2016, primarily due to dilution and charges relating to the valves and controls acquisition.

Operating cash flow from continuing operations of $2.7 billion increased 8% from $2.5 billion in 2016. Free cash flow from continuing operations was $2.2 billion, excluding capital expenditures of $476 million, an increase of 8 percent from 2016. The Company returned $1.6 billion of cash to shareholders through dividends and share repurchases. The Company increased its annual dividend for fiscal 2017 to $1.92 per share from $1.90 per share in the prior year—its 61st consecutive year of increased dividends. The first quarter 2018 dividend was increased to $0.485 ($1.94 annual rate).

The Committee believes Emerson’s overall pay for performance philosophy and the primary elements of its compensation program align with the Company’s results described above. Taking into account the successful completion of the strategic repositioning efforts, the acquisition and progress on integrating the valves and controls business and the Company’s financial performance, the Committee’s key executive compensation decisions for fiscal 2017 were as follows:

•	CEO base salary was flat compared to 2016, with slight increases for the other NEOs reflecting their performance and level of responsibility;

•	Awarded increased annual cash bonuses to all NEOs, reflecting the significant fiscal 2017 accomplishments described above, with Mr. Farr’s bonus increasing from $1.7 million in 2016 to $2.5 million in 2017 after flat or reduced bonuses each year since 2013;

•	Awarded performance shares to all NEOs subject to the achievement of financial targets for the three-year performance period ending September 30, 2019; and

•	Awarded restricted stock to each of the NEOs other than Mr. Farr.

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EXECUTIVE COMPENSATION

Executive Compensation Design

Compensation Objectives and Elements

Emerson’s executive compensation program is designed to support the interests of shareholders by rewarding executives for achievement of the Company’s specific business objectives, such as consistent, sustained growth in earnings per share and cash flow. The fundamental principles underlying the program have not changed:

•	Rewarding for superior performance rather than creating a sense of entitlement.

•	Maximizing shareholder value by allocating a significant percentage of compensation to performance based pay that is dependent on achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking.

•	Aligning executive and shareholder interests by providing significant stock-based compensation and expecting executives to hold the stock they earn.

•	Attracting and retaining talented executives by providing competitive compensation opportunities.

•	Rewarding overall corporate results while recognizing individual contributions.

Our executive compensation program includes incentive plans that communicate to participants the Company’s critical business values, strategies and performance objectives. These incentives focus efforts on the performance objectives that drive Emerson’s success and encourage career-long commitments to the Company.

The program offers a balanced approach to compensation and consists of the primary components described below. Taken together, we refer to these components as “total compensation.” The mix of compensation components varies for each NEO depending upon the executive’s level of responsibilities, potential, performance and service with the Company. Each of the elements shown below is designed with the overall goal of achieving a high and sustainable level of Company and individual performance. The performance based portion of total compensation generally increases as an executive’s level of responsibilities increases.

Total Compensation Objectives and Elements
Long-Term Stock Compensation

Objectives	Align compensation with shareholder interests, reinforce performance targets, build ownership, and retain and reward key leaders.

Performance Shares

Supports achievement of long-term goals of sustained growth in EPS and free cash flow (operating cash flow less capital expenditures).

•    The primary long-term compensation element

•    Awarded annually beginning in FY2016

•    Three-year performance period

•    Payout ranges from 0-125% of target

Restricted Stock

Supports succession planning, critical retention and key leadership development efforts.

•    Awards are highly selective and based on individual performance and potential

•    No set frequency of awards

•    Cliff vests no sooner than 3 years and generally 5-10 years

•    In selected cases may provide compensation above the median range

Stock Options

Rewards for stock price appreciation.

•    Exercise price equal to fair market value at grant

•    Three-year ratable vesting with 10-year term

•    Larger group of participants; no awards to NEOs in last 2 years

Annual Cash Compensation

Objective	Provides competitive cash compensation targeted to median market range.

Annual Bonus	Rewards achievement of the Company’s annual financial targets and individual performance.

Base Salary	Rewards individual performance and may vary with Company performance

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EXECUTIVE COMPENSATION

Competitive Market Pay Information

The Committee annually reviews the comparator group that it uses to assist it in making compensation decisions. As in prior years, the Committee selected the 23 comparator companies based upon one or more of the following criteria: (1) companies in the primary industry segments in which the Company operates; (2) companies with annual revenues greater than $5 billion; (3) companies with profiles similar to the Company’s based on business complexity, industries or markets served, innovation and technology, customers targeted, investor profiles and global strategy; and (4) companies with which we compete for executive talent. No changes were made to the comparator group in fiscal 2017.

In the comparator group selection process, the Committee used a special study and screening process prepared by Frederic W. Cook & Co. that includes numeric screening criteria (industry classifications, size and scope, and financial metrics) of potential comparator group companies. The appropriate comparator group companies were then determined based on the criteria above.

2017 Comparator Group Companies

Caterpillar	Eaton	Illinois Tool Works	Parker Hannifin	Textron

Cummins	Fluor	Ingersoll Rand	PPG	United Technologies

Danaher	General Dynamics	International Paper	Raytheon	3M

Deere	Goodyear Tire	Lockheed Martin	Schlumberger

DuPont	Honeywell	Northrop Grumman	TE Connectivity

In fiscal 2017 Frederic W. Cook & Co. provided analysis of competitive pay (cash and long-term stock compensation) at the median range for the proxy reported officer positions at the comparator group companies. The Committee’s compensation consultant, Exequity, reviewed the comparator group and the results of the competitive pay analysis provided by Frederic W. Cook and concurred that the comparator group was appropriate and that the NEOs’ compensation is consistent with competitive market practice.

Setting Total Compensation

The Company targets total compensation in the median range of our comparator group, using the competitive pay analysis described above as a frame of reference. Actual pay is dependent on Company and individual performance. The pay decisions are not formulaic and the Committee exercises judgment in making them. This analysis is not used to establish performance goals in the Company’s compensation programs. The Committee also reviews the relative internal compensation relationships between the CEO and the other NEOs. While the Committee monitors these pay relationships, it does not target any specific pay ratios.

For the CEO, the Committee receives and reviews a summary showing all elements of his compensation, including base salary, annual cash bonus, long-term stock compensation, retirement and other benefits and perquisites. The summary shows compensation that may be paid upon voluntary or involuntary termination of employment, retirement, death or disability, or upon a change of control. CEO compensation is also annually reviewed and discussed by the non-management Directors in executive session.

Each year, management meets with business unit and corporate executives to evaluate the individual performance and leadership potential of our key executives. Our CEO uses these performance and leadership evaluations to develop the individual pay recommendations made to the Committee for the NEOs. The Committee reviews the CEO’s performance evaluations and pay recommendations for the NEOs and sets their compensation. The Committee separately meets in executive session without the CEO to review the CEO’s performance and set his compensation.

The Committee does not set specific financial targets related to cash compensation. The Committee does set performance objectives to establish maximum bonus amounts for compliance with IRC Section 162(m) (see “Regulatory Considerations” at page 24 below).

The Committee noted that shareholders expressed strong support for the Company’s executive compensation program at our 2017 Annual Meeting.

Long-Term Stock Compensation

Our long-term stock compensation consists of three programs: performance shares, restricted stock and stock options. Stock options have not been granted to NEOs since 2015. The Committee makes these awards to the Company’s NEOs and other

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senior executives based on their: (1) ability to make a significant contribution to the Company’s financial results, (2) level of responsibility, (3) performance and (4) leadership potential. Awards are generally made in November each year, and include confidentiality, non-competition and non-solicitation obligations.

In setting the target amounts of these awards, the Committee targets total long-term stock compensation in the median range of market total long-term compensation, with more emphasis on performance based equity compensation. The Committee values long-term stock compensation awards based on the fair value at grant. Participants may realize more or less than their targeted compensation depending on Company financial performance and stock price.

We allocate the largest portion of long-term compensation to performance shares, which are the linchpin of the Company’s pay-for-performance philosophy and are used to align the interests of participants and shareholders. Performance shares represent the rights to receive shares of our common stock to the extent performance objectives are met. They generally represent approximately 45-55% of total compensation and 75-90% of long-term stock compensation. A small portion of total long-term compensation may be made in restricted stock for retention, recognition and succession planning. Restricted stock may provide compensation above the median range. See “Long Term Stock Compensation Program Components and Awards” on page 21 for a description of our long-term stock compensation programs and specific award amounts made in fiscal 2017.

Annual Cash Compensation

The Committee targets total annual cash compensation in the median range of market total cash compensation, while placing more emphasis on performance based annual cash bonus than on base salary. Base salary generally represents 10-20% of total NEO compensation and bonus generally represents 15-25%.

Base Salary. Base salary increases were based on the Committee’s review of the Company’s performance, individual performance and potential, and competitive market compensation. The Committee also considered survey data that indicated that the predicted merit increase, without promotions, for comparable executive positions averaged approximately 3%.

Bonus. As described on page 16 above, the fiscal 2017 bonuses were based on the reshaping of the Company and completion of the strategic repositioning, the Company’s financial performance, and integration of the valves and controls business, as well as the individual performance of each NEO described on pages 19-20. The Committee did not assign individual weightings to any of these factors, but rather used them collectively to determine the bonus amounts for fiscal 2017. The determination of individual fiscal 2017 bonus amounts are made in the discretion of the Committee. The bonus amount is subject to the IRC Section 162(m) limitation established by the Committee (see “Regulatory Considerations” on page 24).

See “Annual Cash Compensation Components” on page 20 for specific fiscal 2017 cash compensation decisions.

Fiscal 2017 CEO and NEO Performance

CEO Performance. In determining the appropriate level of total compensation for Mr. Farr, the Committee evaluated the Company’s strong financial performance in fiscal 2017 (summarized on page 16), his reshaping of the Company into two global franchises, the success of the Board-approved strategic repositioning plan, the Company’s return to growth and his critical succession planning leadership, and the retention of Mr. Farr. The Committee noted that Mr. Farr’s 2016 total compensation was below the median range and reviewed alternatives for delivering the appropriate level of total compensation for Mr. Farr, taking into account cash compensation and the value of long-term awards allocable to the current year.

In particular the Committee noted that Mr. Farr successfully led the Company through this pivotal transformational year, including:

•	Completing the sales of the Network Power and Leroy-Somer and Control Techniques businesses, and the sale of the ClosetMaid business.

•	Completing the purchase of the Pentair valves and controls business and laying the groundwork for a swift and efficient integration process.

•	Driving the complex strategic repositioning of the Company’s business portfolio to create two aligned global business platforms, Automation Solutions and Commercial & Residential Solutions.

•	Navigating a difficult and challenging economic environment to best position Emerson to capitalize on the positive turn in industrial spending in the second half of fiscal 2017.

•	Continued to drive Emerson’s succession planning process to ensure the early identification and development of future leaders.

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•	Continuing to fulfill Emerson’s commitment to creating shareholder value through the Company’s long-standing dividend payment.

Other Named Executive Officer Performance. In setting compensation for the other NEOs, the Committee considered the Company’s strong fiscal 2017 financial performance and the successful strategic repositioning and operational realignment of the Company, as well as Mr. Farr’s evaluation of each NEO. The Committee also evaluated the NEOs based on their frequent interactions with, and presentations to, the Board of Directors. The Committee considered the following accomplishments with respect to the NEOs other than Mr. Farr:

•	Mr. Monser initiated the integration of the valves and controls business into the Company’s final control business, including sales force, service, operations, supply chain and facility consolidation; implemented and filled all key positions in the new final control organization structure; drove significant improvement in emerging market orders, especially in China; continued to contribute to completion of the strategic repositioning; and served the Company in global leadership positions with a variety of international economic advisory organizations.

•	Mr. Dellaquila managed financial issues associated with completing the Company’s strategic repositioning, including planning the tax-efficient repatriation of $1.5 billion of divestiture proceeds and operating cash; improved international cash availability; oversaw financial integration and restructuring of the valves and controls business; reduced costs and improved processes associated with risk management, credit administration and capital expenditures; and reduced retirement plan administrative costs.

•	Mr. Purvis led efforts to improve operational performance, including driving key perfect execution initiatives, implementing cost reduction programs, leading the Company’s restructuring strategy for the repositioned Emerson, and leading design of the new information technology structure.

•	Mr. Pelch managed succession planning, transition and development of senior leadership positions; managed human resource transition in divested and acquired businesses; launched and integrated the new ONE EMERSON global values messaging; continued improvement in our global safety, diversity and inclusion efforts; and drove efforts to reduce complexity, drive efficiencies, and lower costs in the Company’s global human resources practices, benefit programs and information systems.

For all the NEOs, the Committee made its annual pay decisions for each of the compensation components as outlined below.

Annual Cash Compensation Components

Base salary: In early fiscal 2017, the Committee approved the base salary increases for fiscal 2017 set forth below.

Name	FY 2016 (Rate)	FY 2017 (Rate)	2016-2017 Percentage Increase

D. N. Farr	$1,300,000	$1,300,000	—%

E. L. Monser	$740,000	$750,000	1.4%

F. J. Dellaquila	$660,000	$690,000	4.5%

E. M. Purvis	$660,000	$680,000	3.0%

S. J. Pelch	$435,000	$460,000	5.7%

Annual bonus: In early fiscal 2018, the Committee determined to make the following annual bonus payments to the NEOs with respect to fiscal 2017 performance.

Name	FY 2016	FY 2017	2016-2017 Percentage Change

D. N. Farr	$1,700,000	$2,500,000	47%

E. L. Monser	$950,000	$1,150,000	21%

F. J. Dellaquila	$950,000	$1,150,000	21%

E. M. Purvis	$760,000	$910,000	20%

S. J. Pelch	$350,000	$500,000	43%

Mr. Farr’s annual bonus increase follows a decreased bonus in 2016 and flat or reduced bonuses each year since 2013.

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Long-Term Stock Compensation Program Components and Awards

Performance Shares Program. Beginning in fiscal 2016, the Committee moved to annual performance share awards with a three-year performance period. Dividend equivalents may be paid, but only on earned awards at the end of the performance period. The payout is made primarily in common stock, with a portion paid in cash to cover tax obligations. Awards are subject to a double trigger change of control provision.

2017 Performance Shares Program

In fiscal 2017, Mr. Farr was awarded 150,000 performance shares and each of the other NEOs was awarded 50,000 performance shares, subject to the achievement of the financial targets set forth below.

Item	2017 Performance Shares Program Terms

Performance Period	October 1, 2016 through September 30, 2019

Performance Measures

Earnings per share (EPS) – emphasizes operational performance and drives long-term financial returns for shareholders

Free cash flow (operating cash flow less capital expenditures) – emphasizes the importance of free cash flow to dividends, share repurchase and acquisitions

Performance Measure Weightings	60% EPS 40% free cash flow

Maximum Payout	125% on each performance measure, for a maximum 125% payout in the aggregate

Benchmark	Nominal G7 gross domestic product (G7 GDP), reflecting the Company’s global reach and focus

Determination of EPS Performance	2019 EPS is calculated as a percentage of the EPS Target. The EPS target is 2016 EPS multiplied by the compound average annual growth rate in G7 GDP from 2017-2019, plus three percentage points.

Determination of Free Cash Flow Performance

Cumulative free cash flow from 2017-2019 is calculated as a percentage of the free cash flow target. The free cash flow target is the sum of the yearly free cash flow targets from 2017-2019. Each yearly free cash flow target is the prior year target amount, beginning with actual fiscal 2016 free cash flow, multiplied by that year’s annual growth rate in G7 GDP, plus three percentage points.

2013 Performance Shares Program

As previously disclosed, the 2013 performance awards were the last awards made under our prior program design, with a three-year award cycle, four-year performance period, payout of 60% of the earned awards at the end of the performance period and payout of the remaining 40% subject to an additional one year of service. That remaining 40% was paid out at the end of fiscal 2017 and is set forth in the Option Exercises and Stock Vested table on page 29.

Performance Measures

The Committee has authority to determine the targets for each program from the various measures set forth in the Company’s Incentive Shares Plans. The measures specified in the 2015 Incentive Shares Plan are: sales, profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, pre-tax earnings, earnings, net earnings, any related margins, earnings per share, asset management, cash flow, operating cash flow, free cash flow, days sales outstanding, days payables outstanding, inventory turnover, return on total capital, return on equity, total shareholder return, share price, acquisition and divestiture performance, development and achievement of strategic business objectives, customer satisfaction, new product introductions and performance, cost reductions, manufacturing efficiency, delivery lead time performance, research and development achievements, market share, working capital and geographic expansion. Pursuant to these plans, the Committee may include or exclude from both targets and actual results specified items of an unusual, non-recurring or extraordinary nature. Pursuant to the Company’s incentive shares plans, the Company’s earnings per share and free cash flow will be appropriately adjusted to reflect the repositioning.

Restricted Stock. Restricted stock is designed to retain key executives and future leaders, and participation is highly selective. The Committee views this program as an important management succession planning and retention tool. The objective is to lock in top executives and their potential replacements identified through the succession planning process. Restricted stock provides participants with dividends and voting rights beginning on the award date. There is no set frequency

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of restricted stock awards, and they are granted with long-term cliff vesting periods of up to ten years and no less than three years.

In early fiscal 2017, the Committee granted shares of restricted stock as follows: E. L. Monser-10,000; F. J. Dellaquila-20,000; E. M. Purvis-10,000; and S. J. Pelch-10,000. Completion of the strategic portfolio repositioning, succession planning for key executive leadership and retention were key considerations.

Stock Options. Stock option awards provide long-term focus and are the primary form of long-term stock compensation for a broader group of key employees. Stock option awards are issued at no less than fair market value on the date of the award and generally vest over a period of three years. We do not pay dividend equivalents on stock options and do not “reprice” awards. No stock option awards have been made to any of the NEOs since 2015.

Mr. Purvis will retire on December 31, 2017. For a discussion of the effect of his retirement on his performance share and restricted stock awards, please see “Description of E. M. Purvis Letter Agreement” on page 34.

Compensation Mix

The combination of performance share awards and annual cash bonus represents performance based compensation of approximately 89% of Mr. Farr’s total compensation for fiscal 2017. Of this performance based compensation, 76% represents long-term performance based compensation in the form of performance shares. For the other NEOs, the combination of the performance shares and annual cash bonus awarded by the Committee represents performance based compensation of approximately 68-76% of their total compensation for fiscal 2017, with 69-84% of performance based pay consisting of long-term performance based pay. Performance based incentives, weighted significantly towards long-term compensation, reward the NEOs for the achievement of outstanding long-term Company performance, which builds shareholder value. For all of the NEOs, the combination of cash bonus and salary represented only 24-38% of total compensation, with the rest in equity. For purposes of these amounts other forms of compensation that are shown in the Summary Compensation Table were not included.

Summary Compensation Table Analysis

The primary components of Mr. Farr’s total compensation for 2017 were essentially flat compared to 2016, except for the increase in bonus as discussed on page 20. Mr. Farr’s total compensation as shown in the Summary Compensation Table also includes an amount for the actuarial change in his pension value. This amount was significantly higher in 2016 compared to 2017 and 2015 as a result of a lower applicable discount rate in 2016, over which the Committee has no control. No changes were made in the method of calculating NEO benefits. The Stock Awards column for fiscal 2015 reflects the full value of a significant restricted stock grant to Mr. Farr for retention purposes related to the Company’s strategic repositioning and succession planning.

Total compensation in the table for the other NEOs for 2017 was comparable to 2016, except for the increase in bonus discussed on page 20. Performance share awards were made to all the NEOs in fiscal 2017 and 2016 under our annual award cycle, and to Mr. Purvis in fiscal 2015 (under the 2013 program) in connection with his promotion. Total compensation for certain NEOs was also impacted by changes in the discount rate used to calculate pension benefits.

Alignment with Shareholder Interests

We believe our balanced executive compensation program, our stock ownership guidelines, stock trading policy, clawback policy and our pledging and anti-hedging policies, align the interests of our executives with shareholders by encouraging long-term superior performance, without encouraging excessive or unnecessary risk taking.

Our long-standing compensation philosophy is a key component of our history of sustainable growth, aligning the interests of participants and shareholders and rewarding each with increased value over the long term. As discussed above, compensation for our senior management is primarily based on performance over a long-term period. Under the performance shares program, relative EPS and free cash flow performance over a minimum of a three-year performance period is required to earn compensation, which drives long-term decision making, discourages adverse risk taking that may occur with year-over-year performance measurements, and rewards for growth over the long term. Our restricted stock awards have long vesting terms that reward participants for increased value over the term. Annual cash amounts are limited and subject to Committee discretion, which discourages short-term risk taking.

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Other policies that serve to align executive and shareholder interests include the following:

Policy	Description
Stock ownership	Requires NEOs to hold Emerson stock equal to at least a specified multiple of base salary. NEOs generally have 5 years to comply. Emerson NEOs substantially exceeds the guidelines.
	Position	Req. Multiple(1)	Actual(2)
	CEO	5X	119X
	CFO	3X	29X
	Other NEOs	1X	9X to 18X
Stock trading	Requires written permission from CEO and one other senior executive before trading in Emerson stock.
Clawback

Provides that our Board may reduce, cancel, or require recovery of, all or a portion of any executive officer’s annual bonus or long-term incentive compensation if the Board determines that the executive officer has engaged in intentional misconduct leading to a material restatement of the Company’s financial statements. Our 2015 Incentive Shares Plan includes additional clawback provisions.

Hedging

Our hedging policy prohibits executives and Directors from engaging in transactions to hedge or offset value declines in the value of our stock such as short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds.

Pledging	Prohibits pledging of Company shares as collateral for a loan by Directors or elected officers.

(1)	Includes share equivalents and shares in retirement accounts and restricted stock.

(2)	Actual multiple based on beneficial ownership, excluding options (see page 57), and share price of $62.84 as of September 30, 2017.

Severance, Executive Termination and Retirement

Emerson does not have employment agreements, severance agreements, or golden parachute agreements with the NEOs. The terms of all executive terminations and retirements are determined by the Committee individually based on specific facts and circumstances, and not on formulaic rules. We follow these general principles:

•	We do not pay lump sum, non-forfeitable cash severance payments.

•	As permitted under shareholder-approved plans, departing plan participants, including NEOs, may have additional time to exercise stock options, up to the time permitted in the original grants.

•	The Committee may allow continuation (without accelerated vesting) of previously granted performance shares, restricted stock awards, which would be paid if and when the Company achieves specified performance targets or time vesting requirements are met.

•	Departing executives sign extended non-competition, non-solicitation and confidentiality agreements, and/or reaffirm existing agreements on these matters. Executives forfeit awards if they breach their non-competition, non-solicitation or confidentiality agreements.

The Committee has adopted an Executive Officer Severance Policy which provides that the Company shall not implement individual severance or change of control agreements providing certain benefits (as described in the Policy) to any NEO in excess of 2.99 times the sum of the NEO’s then current base salary and most recent cash bonus without shareholder ratification. The policy is located at www.Emerson.com, Investors, Corporate Governance, Executive Officer Severance Policy.

E. M. Purvis, our Executive Vice President and Chief Operating Officer, announced his retirement effective December 31, 2017, and we entered into a letter agreement with Mr. Purvis which, among other things, reaffirmed and extended his restrictive covenants. Please see “Description of E. M. Purvis Letter Agreement” at page 34 below for a description of his retirement arrangements.

Change of Control

If a change of control occurs, we protect all employees who participate in long-term stock plans, the Savings Investment Restoration Plan and the Pension Restoration Plan as described under “Potential Payments Upon Termination or Change of Control” at page 32 below. Our 2011 Stock Option Plan and 2015 Incentive Shares Plan include a “double trigger” for vesting following a change of control, although stock awards under our prior stock option and incentive shares plans vest upon a change of control. When triggered, we would expect to accelerate vesting of stock awards and pay accrued benefits under the Savings Investment Restoration Plan and the Pension Restoration Plan. We do not credit additional years of service under any plans, or continue medical or other benefits. We do not make additional cash payments related to stock compensation plans. We do not increase payouts to cover payment of taxes and do not provide tax gross-ups.

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EXECUTIVE COMPENSATION

Security and Perquisites

Due to increased security risks inherent in senior executive positions, we provide NEOs with residential security monitoring and personal security as needed. The Company’s security policy and the Board require that the Chairman and CEO use Company aircraft for all travel to promote business efficiency and safety. The Company provides limited personal use of Company aircraft to the other NEOs. All NEOs reimburse the Company at first class rates for personal use. The Company also provides leased cars, club memberships, financial planning and an annual physical. These are long-standing perquisites which assist in retaining and attracting executives and which we believe are similar to those often provided at other similarly-sized companies. NEOs and other employees may receive Company tickets for sporting or other events. The Committee reviews these perquisites annually. Total perquisite costs and related information appear in the Summary Compensation Table on page 25. The Company does not provide any reimbursement for taxes on perquisites.

Other Benefits

The NEOs are eligible for Company-provided benefits that are generally available to all other employees, including a qualified 401(k) savings plan, a qualified defined-benefit pension plan, medical, life and disability insurance and a charitable matching gifts program, among others. The defined-benefit pension is being phased-out but a majority of U.S. employees, including the NEOs, continue to participate. The following additional benefits are also available to the NEOs:

•	A nonqualified savings plan which allows the NEOs to defer up to 20 percent of cash compensation and continue to receive the Company match after reaching the Internal Revenue Service (IRS) qualified plan limits.

•	A nonqualified defined-benefit pension plan, which provides benefits based on the qualified plan without regard to IRS limits but does not provide additional credited years of service. Participation is by award and based on the executive’s individual contributions and long-term service to the Company.

•	Term life insurance coverage.

Regulatory Considerations

IRC Section 162(m) imposes a $1 million limit on the Company’s deductions for compensation paid to any of the NEOs other than the Chief Financial Officer. This limitation does not apply to “qualified performance based” compensation (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by shareholders). The Company’s incentive compensation plans are generally designed to ensure tax deductibility under Section 162(m). However, time-based restricted stock awards do not qualify under Section 162(m) and the Committee retains the flexibility to design and administer compensation programs that are in the best interests of Emerson and its shareholders.

NEOs bonuses are discretionary, subject to maximum amounts based on the Section 162(m) performance objectives selected by the Committee annually from among the objectives identified in the annual incentive plan. The objectives are not communicated to participants as targets. The 2017 performance objective was earnings per share. Based on fiscal 2017 performance, the maximum amount of bonus that could be paid to each covered NEO was as follows: D. N. Farr-$6.32 million; E. L. Monser-$3.16 million; E. M. Purvis-$2.37 million; and S. J. Pelch-$2.37 million. The Committee may exercise “negative discretion” to reduce the award below these amounts based on an assessment of performance. Our compensation plans also comply with IRC Section 409A for nonqualified deferred compensation arrangements.

In accordance with FASB ASC Topic 718, for financial statement purposes we expense all equity-based awards over the period earned, or subsequently, based upon their estimated grant date fair value, depending on the terms of the award. FASB ASC Topic 718 has not resulted in any significant changes in our compensation program design.

Equity Compensation Grant Practices

The Committee approves all grants of equity compensation to executive officers, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Committee annually at its October or November meetings. Generally, equity awards are made at those meetings, but may be made at other meetings. The Committee meeting date, or the next business day if the meeting is on a non-business day, is the grant date for equity awards. The Committee has delegated to the CEO authority to grant stock options (1) to employees other than corporate officers and business unit Presidents, subject to the Committee’s prior approval of the aggregate number awarded, and (2) in connection with retention, promotion and acquisitions, which he uses on an infrequent basis. This delegation of authority does not extend to executive officers or other officers who are subject to the Company’s trading blackout policy.

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COMPENSATION TABLES

Compensation Tables

Summary Compensation Table

The following information relates to compensation received or earned by our Chief Executive Officer, our Chief Financial Officer, and each of our other three most highly compensated executive officers for the last fiscal year (the “named executive officers” or “NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(4)	All Other Compensation ($)(5)	Total ($)
D. N. Farr	2017	1,300,000	2,500,000	7,736,250	—	526,000	486,278	12,548,528

Chairman of the Board and	2016	1,300,000	1,700,000	7,368,000	—	4,258,000	511,533	15,137,533

Chief Executive Officer(6)	2015	1,300,000	1,800,000	10,335,200	—	1,439,000	439,613	15,313,813

E. L. Monser	2017	750,000	1,150,000	3,094,500	—	162,000	124,171	5,280,671

President	2016	740,000	950,000	2,456,000	—	815,000	133,436	5,094,436

	2015	720,000	1,000,000	—	—	736,000	143,073	2,599,073

F. J. Dellaquila	2017	690,000	1,150,000	3,610,250	—	538,000	108,370	6,096,620

Senior Executive Vice	2016	660,000	950,000	2,456,000	—	1,785,000	115,775	5,966,775

President and Chief	2015	620,000	1,000,000	—	—	898,000	115,678	2,633,678

Financial Officer

E. M. Purvis	2017	680,000	910,000	3,094,500	—	65,000	82,332	4,831,832

Executive Vice President and	2016	660,000	760,000	2,456,000	—	278,000	265,127(7)	4,419,127

Chief Operating Officer(8)	2015	609,562	800,000	833,700	347,700	91,000	304,770(7)	2,986,732

S. J. Pelch	2017	460,000	500,000	3,094,500	—	35,000	65,369	4,154,869

Executive Vice President --	2016	435,000	350,000	3,192,800	—	228,000	126,401(7)	4,332,201

Organization Planning and

Development(8)

(1)	Represent bonus amounts paid after the end of the fiscal year with respect to that fiscal year’s performance.

(2)	The amounts relate to awards of performance shares to all NEOs in 2017 and 2016, performance shares to Mr. Purvis in 2015, restricted stock in 2017 to all NEOs except for Mr. Farr, restricted stock in 2016 to Mr. Pelch and restricted stock to Mr. Farr in 2015. See the Grants of Plan-Based Awards table at page 26 below for information on awards granted in fiscal 2017. The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the NEOs. For performance shares awards granted in 2017, the grant date fair values were: Mr. Farr-$7,736,250 and Messrs. Monser, Dellaquila, Purvis and Pelch-$2,578,750. For performance shares awards granted in 2016, the grant date fair values were: Mr. Farr-$7,368,000 and Messrs. Monser, Dellaquila, Purvis and Pelch-$2,456,000. For Mr. Purvis’ performance shares award granted in 2015, the grant date fair value was $833,700. If the maximum payout is earned, the number of performance shares paid out would be 125% for the 2017 awards and 115% for the 2016 and 2015 awards, which would have amounted to the following grant date fair values: for 2017, Mr. Farr-$9,670,313, and Messrs. Monser, Dellaquila, Purvis and Pelch-$3,223,438; for 2016, Mr. Farr-$8,473,200, and Messrs. Monser, Dellaquila, Purvis and Pelch-$2,824,400; and for 2015, Mr. Purvis-$958,755. See Note 15 to the Company’s fiscal 2017 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(3)	The amounts relate to awards made in the fiscal year and reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amount that will be realized upon exercise by the NEOs. See Note 15 to the Company’s fiscal 2017 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(4)

For each year, includes the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under the Company’s defined benefit pension plans. For fiscal 2016, almost 70% of the increase for Mr. Farr resulted from a

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COMPENSATION TABLES

decrease in the applicable discount rate in that year, and for Messrs. Monser and Dellaquila, approximately 50% of the increase resulted from a lower discount rate. In none of the fiscal years were changes made in the method of calculating plan benefits for the NEOs.

(5)	Includes the following amounts for 2017:

Name	Perquisites (a)	Savings Plan (b)	Life Insurance (c)	Total (d)
D. N. Farr	$390,641	$75,000	$20,637	$486,278
E. L. Monser	$48,219	$42,490	$33,462	$124,171
F. J. Dellaquila	$47,823	$40,969	$19,578	$108,370
E. M. Purvis	$29,148	$35,979	$17,205	$82,332
S. J. Pelch	$38,733	$20,224	$6,412	$65,369

(a)	The perquisites provided are: tax and financial planning, leased Company car, club fees, annual physical, tickets for sporting or other events and costs related to personal security provided to each of the NEOs under the Company’s security program. The Company’s security program and the Board of Directors require that the Chairman and Chief Executive Officer use Company aircraft for all business and personal air travel. Mr. Farr reimburses the Company for personal air travel at first class rates. The Company also provides limited personal use of Company aircraft outside of the security program to the other NEOs, who also provide such reimbursement. Amounts for personal use of Company aircraft represent the incremental cost to the Company, calculated based on the variable operating costs per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew, less reimbursements. For Mr. Farr, the incremental amount of personal use of Company aircraft was $307,057, which is included in the perquisites amount above.

(b)	Contributions by the Company for the NEOs to the Company’s retirement savings plans.

(c)	Premiums paid by the Company on behalf of the NEOs for term life insurance.

(d)	None of these amounts were grossed up for taxes.

(6)	Mr. Farr does not receive any separate compensation for his service as a Director.

(7)	Includes payments of $175,000 in each of 2015 and 2016 for Mr. Purvis and $62,500 in 2016 for Mr. Pelch, respectively, under retention awards made prior to becoming NEOs.

(8)	Mr. Purvis will retire effective December 31, 2017. Please see “Description of E. M. Purvis Letter Agreement” at page 34 for a description of his retirement arrangements. Mr. Pelch will become Chief Operating Officer as of that date.

Grants of Plan-Based Awards

The following table provides information about equity awards granted to the NEOs in fiscal 2017.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold (#)	Target (#)(1)	Maximum (#)(1)

D. N. Farr	11/1/2016	N/A	150,000	187,500				7,736,250

E. L. Monser	11/1/2016	N/A	50,000	62,500				2,578,750

	11/1/2016				10,000			515,750

F. J. Dellaquila	11/1/2016	N/A	50,000	62,500				2,578,750

	11/1/2016				20,000			1,031,500

E. M. Purvis(4)	11/1/2016	N/A	50,000	62,500				2,578,750

	11/1/2016				10,000			515,750

S. J. Pelch	11/1/2016	N/A	50,000	62,500				2,578,750

	11/1/2016				10,000			515,750

(1)	Includes performance shares awards granted in November 2016 under the 2017 performance shares program (under our 2015 Incentive Shares Plan). See “Performance Shares Program” at page 21 above for additional detail regarding the program, performance shares and how shares are earned.

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COMPENSATION TABLES

(2)	Includes restricted stock granted in fiscal 2017 under the 2015 Incentive Shares Plan which cliff vests after 3 years, for Messrs. Monser and Purvis, and 5 years, for Messrs. Dellaquila and Pelch, respectively, from the date of grant. Please see “Restricted Stock” at page 21 above for additional information regarding restricted stock awards.

(3)	Includes the grant date fair value of awards of restricted stock and performance shares computed in accordance with FASB ASC Topic 718, applying the same valuation model and assumptions applied for financial reporting purposes. These amounts do not correspond to the actual value that will be realized by the NEOs. For performance awards, the grant date fair value included assumes the target award is earned. Amounts expensed for performance share awards in the Company’s financial statements during the performance period reflect the grant date fair value of the award expensed over the performance period, adjusted to current value each year, which varies depending upon stock price and the probability that targets will be reached, and therefore will generally not be equal to the grant date fair value reported above. For restricted stock, the aggregate amount that the Company would expense in its yearly financial statements over the vesting period is equal to the grant date fair value reported above. See Note 15 to the Company’s fiscal 2017 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts.

(4)	Mr. Purvis will retire as of December 31, 2017. Under his letter agreement and subject to compliance with restrictive covenants, Mr. Purvis will continue to vest in his restricted stock awards and he will be eligible to receive a payout of any earned award under the 2016 and 2017 performance shares programs, subject to the Company’s achievement of the performance objectives. Please see “Description of E. M. Purvis Letter Agreement” at page 34 below for a description of Mr. Purvis’ letter agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides holdings of stock options, performance shares and restricted stock by our NEOs at the end of fiscal 2017, including unexercised stock options, unvested restricted stock and performance shares with performance conditions or service requirements that had not yet been satisfied.

	Option Awards					Stock Awards
Name	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Date of Award	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
D. N. Farr	10/4/10	250,000		53.3100	10/4/2020	(2)	340,000(2)	21,365,600
	10/1/13	200,000		65.0700	10/1/2023	11/3/15			150,000(4)	9,426,000
						11/1/16			150,000(5)	9,426,000

E. L. Monser(6)	10/4/10	130,000		53.3100	10/1/2020	(2)	10,000(2)	628,400
	10/1/13	120,000		65.0700	10/1/2023	11/3/15			50,000(4)	3,142,000
						11/1/16			50,000(5)	3,142,000

F. J. Dellaquila	2/19/09	15,000		30.0250	2/19/2019	(2)	60,000(2)	3,770,400
	10/4/10	95,000		53.3100	10/4/2020	11/3/15			50,000(4)	3,142,000
	10/1/13	100,000		65.0700	10/1/2023	11/1/16			50,000(5)	3,142,000

E. M. Purvis(7)	5/6/08	10,000		55.3200	5/6/2018	(2)	40,000(2)	2,513,600
	10/4/10	40,000		53.3100	10/4/2020	11/3/15			50,000(4)	3,142,000
	10/1/13	40,000		65.0700	10/1/2023	11/1/16			50,000(5)	3,142,000
	2/2/15	20,000	10,000	58.9700	2/2/2025

S. J. Pelch	2/19/09	3,200		30.0250	2/19/2019	(2)	35,000(2)	2,199,400
	10/4/10	15,000		53.3100	10/4/2020	11/3/15			50,000(4)	3,142,000
	10/1/13	15,000		65.0700	10/1/2023	11/1/16			50,000(5)	3,142,000

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COMPENSATION TABLES

(1)	The options become exercisable in three equal annual installments beginning one year after the date of grant.

(2)	Consists of restricted stock which vests as follows:

Name	Number of Shares	Vesting Term (in years)	Grant Date	Vesting Date
D. N. Farr	80,000	6	10/3/2011	10/3/2017
	60,000	3	11/4/2014	11/4/2017
	100,000	10	10/7/2008	10/7/2018
	100,000	5	11/4/2014	11/4/2019
E. L. Monser	10,000	3	11/1/2016	11/1/2019
F. J. Dellaquila	10,000	10	10/7/2008	10/7/2018
	20,000	10	10/5/2009	10/5/2019
	10,000	8	10/1/2013	10/1/2021
	20,000	5	11/1/2016	11/1/2021
E. M. Purvis(7)	20,000	10	10/1/2007	10/1/2017
	10,000	3	11/1/2016	11/1/2019
	10,000	10	10/3/2011	10/3/2021
S. J. Pelch	10,000	5	11/1/2016	11/1/2021
	10,000	10	10/1/2013	10/1/2023
	15,000	10	11/3/2015	11/3/2025

(3)	Based on the closing market price of the Company’s common stock of $62.84 on September 30, 2017.

(4)	Consists of performance share awards granted in fiscal 2016 under the 2016 performance shares program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2018. The target number of shares that can be earned under these awards are shown in this column. Participants can earn up to 115% of the target. See “Performance Shares Program” at pages 21 above for additional information regarding the program.

(5)	Consists of performance share awards granted in fiscal 2017 under the 2017 performance shares program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2019. The target number of shares that can be earned under these awards are shown in this column. Participants can earn up to 125% of the target.

(6)	Except for the awards of restricted stock and performance shares in November 2015 and November 2016, the economic interests in one-half of such awards were transferred to Mr. Monser’s ex-wife in fiscal 2015 pursuant to a domestic relations order and are held by Mr. Monser for her benefit. Upon vesting, the full amount of any such earned award will be shown in the Option Exercises and Stock Vested table.

(7)	Mr. Purvis will retire as of December 31, 2017. Under his letter agreement and subject to compliance with restrictive covenants, Mr. Purvis’ unvested options as of his retirement date will vest, and all vested options will remain exercisable for five years following his retirement, but no longer than the original expiration date. Mr. Purvis will continue to vest in his restricted stock and he will be eligible to receive a payout of any earned awards under the 2016 and 2017 performance shares programs, subject to the achievement of the performance objectives. Please see “Description of E. M. Purvis Letter Agreement” at page 34 below for a description of Mr. Purvis’ letter agreement.

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COMPENSATION TABLES

Option Exercises and Stock Vested

The following table provides the number of shares acquired and value realized upon vesting for our NEOs in fiscal 2017 for stock option exercises and the vesting of restricted stock and the remaining 40% portion of the earned 2013 performance share awards on September 30, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(4)
D. N. Farr	190,713	1,886,431	163,400	(2)	10,262,337
E. L. Monser(5)	180,000	2,780,500	58,480	(2)	3,672,836
			5,000	(3)	269,100
F. J. Dellaquila	15,000	137,025	44,720	(2)	2,808,640
			15,000	(3)	807,300
E. M. Purvis	15,000	137,025	34,400	(2)	2,160,492
S. J. Pelch	8,000	73,680	8,944	(2)	561,728

(1)	Represents the difference between the option exercise price and the average of the high and low market prices for the Company’s common stock on the day of exercise.

(2)	Represents the vesting of 40% of the earned amount of the performance shares granted under the 2013 performance shares program on September 30, 2017.

(3)	Represents the vesting of restricted stock with 5 year vesting terms.

(4)	Values realized for performance shares earned are based on the average of the high and low market prices ($62.805) on September 30, 2017, the date of vesting. Values realized for restricted stock are based on the average of the high and low market prices ($53.82) on October 3, 2016, the date of vesting.

(5)	The economic interests in one-half of these awards were previously transferred to Mr. Monser’s ex-wife in fiscal 2015 and were held for her benefit. See footnote (6) to the Outstanding Equity Awards at Fiscal Year End table.

Pension Benefits

Below is information on the pension benefits for the NEOs under each of the following pension plans.

Emerson Retirement Plan

The Emerson Electric Co. Retirement Plan is a tax-qualified retirement program that covered approximately 60,000 participants on September 30, 2017, including the NEOs. Plan benefits are based primarily on a formula that considers the highest consecutive five-year average of the executive’s annual cash earnings, base salary plus bonus (final average earnings), not to exceed the IRS-prescribed limit applicable to tax-qualified plans ($265,000 for fiscal 2017).

The plan provides an annual benefit accrual for each year of service of 1.0% of final average earnings up to “covered compensation” and 1.5% of final average earnings in excess of “covered compensation,” limited to 35 years of service. When the employee has attained 35 years of service, the annual accrual is 1.0% of final average earnings. “Covered compensation” is based on the average of Social Security taxable wage bases, and varies per individual based on Social Security retirement age. A small portion of the accrued benefits payable from the plan for Messrs. Farr, Pelch and Purvis includes benefits determined under different but lesser pension formulas for periods of prior service at Company business units.

The accumulated benefit that an employee earns over his or her career with the Company is payable upon retirement as a monthly annuity for life with a guaranteed minimum term of five years. The normal retirement age for this plan is 65. Employees who have attained age 55 and 10 years of service are eligible to retire early under the plan. As of September 30, 2017, Messrs. Farr, Monser, Dellaquila and Purvis are eligible for early retirement. If an employee retires before age 65, the accrued benefit is reduced for the number of years prior to age 65 that the benefit commences (4% for each of the first 5 years that retirement precedes age 65, and 5% for each additional year). Employees vest in their accrued benefit after 5 years of service. The plan provides for spousal joint and survivor annuity options. No employee contributions are required.

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COMPENSATION TABLES

Benefits under the plan are subject to the limitations under IRC Section 415, which in fiscal 2017 is $215,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This limitation may be actuarially adjusted in accordance with IRS rules for items such as other forms of distribution and different annuity starting dates.

Emerson Pension Restoration Plan

The Emerson Electric Co. Pension Restoration Plan is a non-qualified plan that is an unfunded obligation of the Company. Benefits are payable from the Company’s general operating funds. Participation in, and benefits payable from, the plan are by award, subject to Compensation Committee approval. A participant who terminates employment with a vested retirement benefit will receive at age 65 or later termination of employment a benefit based on the same final average earnings formula as described above for the Emerson Retirement Plan, for all years of service at Emerson, and not subject to the IRS-prescribed limitations on benefits and compensation applicable to the Emerson Retirement Plan. The benefit payable from the Pension Restoration Plan is reduced by the benefit received from the Emerson Retirement Plan. Benefits payable from the Pension Restoration Plan are generally payable as a monthly annuity for life with a guaranteed minimum term of five years, provided that in certain circumstances a participant or a participant’s beneficiary may be eligible to receive a lump sum payment. If an NEO is terminated for cause or engages in actions that adversely affect the Company, the benefits may be forfeited. No pension benefits were paid to any of the NEOs during fiscal 2017.

The amounts reported in the table below equal the present value of the accumulated benefit at September 30, 2017 for the NEOs under each plan based upon the assumptions described in footnote (2).

Pension Benefits

Name	Plan Name	Number Of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

D. N. Farr	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	37 37	$1,620,000 $23,581,000		— —

E. L. Monser	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	16 16	$772,000 $4,519,000		— —

F. J. Dellaquila	Emerson Electric Co. Retirement Plan Emerson Electric Co. Pension Restoration Plan	26 26	$1,097,000 $6,009,000		— —

E. M. Purvis(3)	Emerson Electric Co. Retirement Plan	34	$1,414,000		—

S. J. Pelch	Emerson Electric Co. Retirement Plan	31	$924,000		—

(1)	The number of years of service credited under the plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for the last completed fiscal year. Mr. Monser has 36 years of service with the Company, but only 16 years of credited service under the Retirement Plan as he previously participated in a subsidiary profit sharing plan.

(2)	The accumulated benefit is based on service and earnings under the plans through September 30, 2017. The present value has been calculated assuming the accumulated benefit as of September 30, 2017 commences at age 65, or current age if older, under the stated form of annuity. In addition, the present value of the Emerson Pension Restoration Plan benefit assumes that the NEO will remain in service until age 65. Except for the assumption that the NEOs remain in service through age 65, the present value is based on the assumptions described in Note 11 to the Company’s fiscal year 2017 financial statements in the Company’s Annual Report on Form 10-K. Specifically, the discount rate assumption is a weighted average of 3.76% for both plans, and the post-retirement mortality assumption is based on the RP-2014 Mortality Table with future mortality improvements.

(3)	Mr. Purvis will retire effective December 31, 2017. In connection with his retirement, he was awarded participation in the Pension Restoration Plan. Please see “Description of E. M. Purvis Letter Agreement” at page 34 for a description of his retirement arrangements.

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COMPENSATION TABLES

Nonqualified Deferred Compensation

The Emerson Electric Co. Savings Investment Restoration Plan (“Savings Investment Restoration Plan”) is a nonqualified, unfunded defined contribution plan. The plan provides benefits that would have been provided under the Emerson Electric Co. Employee Savings Investment Plan, the Company’s qualified 401(k) plan (the “ESIP”), but could not be provided due to IRC qualified plan compensation limits.

Participants in the Savings Investment Restoration Plan are designated by the Compensation Committee. Participants may defer up to 20% of compensation and the Company will make matching contributions for participants who defer at least 5% of compensation in an amount equal to 50% of the first 5% of those deferrals (not to exceed 2.5% of compensation less the maximum matching amount the participant could have received under the ESIP). Compensation generally includes cash pay (base salary and annual bonus) received by a participant, including employee ESIP contributions, and excludes any reimbursements, awards or other payments under equity compensation plans, stock option gains, any severance payments and other incentive payments. Amounts deferred under the plan are 100% vested and will be credited with returns based on the same investment alternatives selected by the participant under the ESIP, which include an Emerson common stock fund and more than 20 other mutual fund investment alternatives. The Company matching contributions vest 20% each year for the first 5 years of service, after which the participant is 100% vested in all contributions. The matching contributions are credited to a book-entry account reflecting units equivalent to Emerson stock. There are no “above-market earnings” as all earnings are market-based consistent with the investment funds elected. All deferred amounts and Company matching contributions are accounted for on the Company’s financial statements and are unfunded obligations of the Company and paid in cash when benefit payments commence.

Generally, distribution of vested account balances occurs in a lump sum no later than one year following termination of employment. Upon retirement, or in other certain instances, participants may receive their account balances in up to ten equal annual installments, if previously elected. Unvested matching contributions become fully vested upon (i) retirement with Compensation Committee approval on or after the age of 55, (ii) death or disability, (iii) termination of the plan, or (iv) a change of control of the Company. All or a portion of any participant’s vested account balance may be distributed earlier in the event of an unforeseeable emergency, if approved by the Compensation Committee. For amounts deferred or vested as of December 31, 2004, a participant may receive a distribution of after-tax deferrals upon 30 days’ notice.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)(3)
D. N. Farr	240,000	67,050	1,654,562	—	10,653,016
E. L. Monser	135,967	34,740	432,354	—	3,265,764
F. J. Dellaquila	158,988	33,019	228,164	—	3,728,241
E. M. Purvis	143,917	28,029	131,359	—	1,151,189
S. J. Pelch	89,097	15,057	149,197	—	941,148

(1)	Includes amounts contributed by each NEO and by the Company, respectively, to the Savings Investment Restoration Plan. NEO and Company contributions in the last fiscal year have been included in the Salary and All Other Compensation columns, respectively, of the Summary Compensation Table.

(2)	Aggregate earnings under the plan are not above-market and are not included in the Summary Compensation Table.

(3)	Includes amounts reported as compensation for the NEOs in the Summary Compensation Table for prior years. The following aggregate amounts of NEO and Company contributions were included in the Summary Compensation Table for fiscal 2016 and 2015, respectively (with the Company portion of the aggregate amount in parentheses): Mr. Farr-$317,549 ($69,550), $252,325 ($69,700); Mr. Monser-$174,845 ($35,712), $171,662 ($34,929); Mr. Dellaquila-$199,341 ($33,508), $199,649 $(31,429); Mr. Purvis-$174,497 ($28,539);$144,596 ($22,679). For Mr. Pelch, the amounts for 2016 were $76,567 ($14,901). For prior years, all amounts contributed by an NEO and by the Company have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the NEO was named in such proxy statements and the amounts were required to be reported in such tables.

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COMPENSATION TABLES

Potential Payments Upon Termination or Change of Control

As described above, the NEOs do not have any written or oral employment agreements with the Company and have no other agreements that contain severance or “golden parachute” provisions. As described on page 34, the terms and conditions of Mr. Purvis’ retirement are set forth in a letter agreement.

The information below generally describes payments or benefits under the Company’s compensation plans and arrangements that would be available to all participants in the plans, including the NEOs, in the event of the participant’s termination of employment or of a Change of Control of the Company. Any such payments or benefits that an NEO has elected to defer would be provided in accordance with IRC Section 409A. Payments or benefits under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

Conditions and Obligations Applicable to Receipt of Termination/Change of Control Payments

In the event of any termination or Change of Control, all executives participating in stock options, performance shares, restricted stock or the Pension Restoration Plan have the following obligations to the Company.

Stock Options. NEOs are obligated to keep Company information confidential, assign to the Company intellectual property rights, and, during and for one year after termination, not compete with, or solicit the employees of, the Company.

Performance Shares and Restricted Stock. NEOs are obligated not to compete with, or solicit the employees of, the Company during and for two years after termination.

Pension Restoration Plan. If an NEO is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in sales by the Company, the NEO’s rights to benefits under the Plan will be forfeited, unless the Compensation Committee determines that the activity is not detrimental to the Company.

Additionally, upon retirement or involuntary termination, NEOs generally execute letter agreements reaffirming their applicable confidentiality, non-competition and non-solicitation obligations and may enter into extended non-competition agreements.

Payments Made Upon Retirement

Upon retirement, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award would be paid, subject to satisfaction of pre-established performance conditions;

•	Upon retirement, as determined by the Compensation Committee, all unvested stock options held for at least 12 months before retirement would vest, and all unexercised options could be exercised for a period of five years after retirement, up to the original option term;

•	Upon retirement after age 65, the NEOs would receive a prorated payout of performance shares, as reasonably determined by the Compensation Committee, subject to satisfaction of pre-established performance conditions, to be paid after the applicable performance period. Before age 65, the Compensation Committee has the discretion to determine whether the NEOs would receive a prorated, other or no payout of performance shares, which payout would be made after the performance period, subject to the satisfaction of performance conditions;

•	The Compensation Committee has the discretion to determine whether to allow the NEOs to continue to vest in restricted stock following retirement, or to reduce the vesting period to not less than three years;

•	If not previously vested, the NEOs would be vested in Company contributions to the Savings Investment Restoration Plan if retirement occurs with the approval of the Compensation Committee on or after age 55; and

•	Under the Company’s Pension Restoration Plan, an NEO’s benefit commences after age 65 or later retirement and is paid as a monthly annuity, or a lump sum if elected.

Payments Made Upon Death or Disability

Upon death or total disability, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash bonus award would be paid, subject to satisfaction of pre-established performance conditions;

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COMPENSATION TABLES

•	All unvested stock options would vest immediately, and be exercisable for a period of one year, up to the original option term;

•	The Compensation Committee has the discretion to determine whether the NEOs would receive full, partial or no payout of performance shares, subject to satisfaction of pre-established performance conditions;

•	Restricted stock will be prorated for years of service during the vesting period and distributed free of restriction at the end of the vesting period, with Compensation Committee discretion to reduce the vesting period to not less than three years;

•	If not previously vested, the NEOs would vest in Company contributions to the Savings Investment Restoration Plan;

•	Upon the death of an NEO participating in the Pension Restoration Plan, the surviving spouse would receive, in the form of a monthly annuity payment commencing at the NEO’s earliest retirement date, 50% of the actuarially equivalent accrued benefit. The estate of a single person who dies while employed will receive a lump sum benefit as of the date of death which is actuarially equivalent to the annuity that the surviving spouse of a married person would have received. Upon termination due to disability, benefits would start the later of when the NEO reaches age 65 or termination, and be paid in the form of a monthly annuity or a lump sum distribution; and

•	Upon an NEO’s death, the beneficiaries would receive proceeds from Company provided term life insurance.

Payments Made Upon Other Termination

If an NEO’s employment terminates for any other reason (i.e., voluntary termination, termination for cause or involuntary termination), he or she would only receive:

•	Payment of the vested portion of the NEO’s Savings Investment Restoration Plan account, in a single lump sum after termination.

Under the Company’s compensation plans and arrangements, the Compensation Committee may also, in its discretion, determine whether to provide any additional payments or benefits to the NEO. This exercise of discretion is unlikely to result in any additional benefits in the case of voluntary quit or termination for cause. This includes the discretion to:

•	Determine whether any annual cash bonus award would be paid, subject to satisfaction of pre-established performance conditions;

•	If termination occurs with Company consent, the Compensation Committee may allow the NEO up to three months after termination, up to the original option term, to exercise vested stock options;

•	Determine whether the NEO would receive full, partial or no payout of performance shares, subject to satisfaction of pre-established performance conditions;

•	Determine whether to allow the NEO to continue to vest in restricted stock, or to reduce the vesting period to not less than three years; and

•	Determine whether an NEO terminated for cause or for engaging in actions that adversely affect the Company will forfeit the right to receive vested benefits under the Pension Restoration Plan starting after the later of age 65 or termination, paid in the form of a monthly annuity or a lump sum distribution.

Payments Made Upon Change of Control

Upon a Change of Control, the Company’s compensation plans and arrangements provide as follows:

•	Annual cash bonus awards are not paid;

•	All unvested stock options become fully exercisable if either the options have not been appropriately assumed by the acquiror, or within two years after the change of control, the optionee is involuntarily terminated other than for cause, the optionee’s title, duties or responsibilities are adversely changed, or the optionee is required to relocate;

•

Performance objectives of outstanding performance shares awards would be deemed satisfied, with payout made immediately. For performance shares granted under the shareholder approved 2015 Incentive Shares Plan, performance objectives would be deemed satisfied at the highest level provided for in the award, if a “double trigger” event occurs, meaning that in connection with a change of control (a) the award has not been appropriately assumed

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COMPENSATION TABLES

or an equivalent award substituted by the acquiror, (b) cash is the primary form of consideration paid to shareholders, or (c) following the change of control, the holder is involuntarily terminated other than for cause, or within two years after the change of control, the holder’s title, duties or responsibilities are adversely changed, or the holder is required to relocate by more than 50 miles;

•	All restricted stock awarded under the 2006 Incentive Shares Plan would vest immediately. Restricted stock and restricted stock units awarded under the 2015 Incentive Shares Plan would vest immediately if a “double trigger” event (as defined above) occurs;

•	The NEO would vested in all unvested Company contributions to the Savings Investment Restoration Plan, and the vested amount would be paid in a single lump sum; and

•	An NEO participating in the Pension Restoration Plan would become fully vested and could elect immediate payment in the form of a lump sum or a life annuity. In early fiscal 2016, for benefits accruing after 2004, the Plan was amended to conform the assumptions used in calculating lump sums payable to the assumptions used by the Company to accrue liabilities with respect to U.S. retirement plans for financial reporting purposes, as set forth in the Company’s Annual Report on Form 10-K.

“Change of Control” Definition

“Change of Control” generally means: (i) the acquisition of beneficial ownership of 20% or more of the Company’s common stock, (ii) individuals who currently make up the Company’s Board of Directors (or who subsequently become Directors after being approved for election by at least a majority of current Directors) ceasing to make up at least a majority of the Board, or (iii) approval by the Company’s shareholders of (a) a reorganization, merger or consolidation which results in the ownership of 50% or more of the Company’s common stock by persons or entities that were not previously shareholders; (b) a liquidation or dissolution of the Company; or (c) the sale of substantially all of the Company’s assets. With respect to participants who have deferred payment of earned awards under the 2006 Incentive Shares Plan, and as provided for in the 2015 Incentive Shares Plan, the Change of Control must also meet the requirements of IRC Section 409A and any transaction referenced in (iii) above must have actually occurred, rather than merely have been approved. With respect to the Company’s Pension Restoration Plan and Savings Investment Restoration Plan, a Change of Control refers to a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such terms are defined under IRC Section 409A and the regulations promulgated thereunder.

Description of E. M. Purvis Letter Agreement

E. M. Purvis has announced that he will retire on December 31, 2017. On November 8, 2017, the Company and Mr. Purvis entered into a letter agreement in connection with his retirement. Under the letter agreement, Mr. Purvis agrees, among other things: (i) not to compete with, or solicit to hire the employees of, the Company or any of its affiliates during a period of five years from his date of resignation; (ii) not to use or disclose any confidential information of the Company; (iii) to reaffirm all existing non-compete, invention, non-disclosure and non-solicitation obligations he has to the Company and (iv) comply with non-disparagement obligations. Mr. Purvis will also release and discharge the Company, its affiliates, and its and their respective directors, officers, employees and agents from any and all claims or liability of whatever nature, and will remain subject to the Company’s clawback policy.

Mr. Purvis will remain eligible to receive a full payout of any earned award under the 2016 and 2017 performance shares programs, subject to the Company’s achievement of the performance objectives. Mr. Purvis’ unvested options held as of his retirement will vest, and all vested options will remain exercisable for five years following retirement, but no longer than the original term of each option. In addition, Mr. Purvis’ restricted stock awards will continue to vest in accordance with their terms. Please see the “Outstanding Equity Awards Table” at page 27 above for more information on these awards. The intrinsic value of his unvested options as September 30, 2017 was $38,700.

Mr. Purvis will be eligible to receive monthly pension benefits earned under the Company’s qualified pension plan. Mr. Purvis was awarded participation in the Company’s non-qualified pension under which he will be eligible at age 65 to receive monthly benefits of approximately $49,000, depending on the form of annuity election and pursuant to the terms and conditions of the plan. He will also be eligible to receive distributions from the Company’s qualified and non-qualified 401(k) retirement savings plans.

34  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

COMPENSATION TABLES

If Mr. Purvis violates any of his obligations to the Company under the letter agreement, he will forfeit all payments to be made or benefits provided under the letter agreement, and will repay to the Company, as liquidated damages, one-half of the economic value of all benefits provided to him under the letter agreement prior to the date of breach.

Quantification of Payments and Benefits

The following tables quantify the potential payments and benefits upon termination or a Change of Control of the Company for each of the NEOs, assuming the NEO’s employment terminated on September 30, 2017, given the NEO’s compensation and service level as of that date and, if applicable, based on the Company’s closing stock price of $62.84 on that date. Other assumptions made with respect to specific payments or benefits are set forth in applicable footnotes to the tables. See “Description of E. M. Purvis Letter Agreement” above for a description of the Mr. Purvis’ retirement arrangements. Due to the number of factors that affect the nature and amount of any payments or benefits provided upon a termination or Change of Control, including, but not limited to, the date of any such event, the Company’s stock price and the NEO’s, any actual amounts paid or distributed may be different. None of the payments set forth below would be grossed-up for taxes.

D. N. Farr
Executive Benefits and Payments Upon Termination	Retirement($)		Death($)		Disability($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)

Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)

Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)

Performance Shares	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	22,622,400	(5)

Restricted Stock	—	(6)	18,223,600	(7)	18,223,600	(7)	—	(6)	—	(6)	21,365,600	(8)

Pension Restoration Plan(9)	—		—		—		—		—		—

Life Insurance Benefits	—		200,000	(10)	—		—		—		—

E. L. Monser
Executive Benefits and Payments Upon Termination	Retirement($)		Death($)		Disability($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(11)

Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)

Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)

Performance Shares	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	7,540,800	(5)

Restricted Stock	—	(6)	209,467	(7)	209,467	(7)	—	(6)	—	(6)	628,400	(8)

Pension Restoration Plan(9)	—		—		—		—		—		—

Life Insurance Benefits	—		200,000	(10)	—		—		—		—

F. J. Dellaquila
Executive Benefits and Payments Upon Termination	Retirement($)		Death($)		Disability($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(11)

Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)

Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)

Performance Shares	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	7,540,800	(5)

Restricted Stock	—	(6)	2,136,560	(7)	2,136,560	(7)	—	(6)	—	(6)	3,770,400	(8)

Pension Restoration Plan(9)	—		—		—		—		—		—

Life Insurance Benefits	—		200,000	(10)	—		—		—		—

35  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

COMPENSATION TABLES

S. J. Pelch
Executive Benefits and Payments Upon Termination	Retirement($)		Death($)		Disability($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(11)

Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)

Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)

Performance Shares	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)	7,540,800	(5)

Restricted Stock	—	(6)	565,560	(7)	565,560	(7)	—	(6)	—	(6)	2,199,400	(8)

Pension Restoration Plan	N/A		N/A		N/A		N/A		N/A		N/A

Life Insurance Benefits	—		200,000	(10)	—		—		—		—

(1)	The Committee has discretion whether or not to pay a bonus, subject to satisfaction of performance conditions. For illustrative purposes only, the bonuses paid for fiscal 2017 were: Mr. Farr-$2,500,000; Mr. Monser-$1,150,000; Mr. Dellaquila-$1,150,000; and Mr. Pelch-$500,000.

(2)	This column assumes the Committee would exercise its discretion not to pay a bonus or make a payout of outstanding performance shares.

(3)	There would be no acceleration or special treatment for annual cash incentive opportunities for the fiscal year in which the Change of Control occurs.

(4)	Represents the closing price of $62.84 per share minus the exercise price times the number of outstanding options for all in-the-money, unvested options.

(5)	The amount shown includes the entire amount of 2016 and 2017 awards at the highest level.

(6)	Assumes Committee would exercise its discretion to not allow any further vesting.

(7)	Represents pro rata value of all unvested restricted stock, based on years elapsed rounded to whole years.

(8)	Represents the value of all unvested shares of restricted stock.

(9)	See “Pension Benefits” on page 29 for information on vested pension benefits. Amounts shown in the table include the excess, if any, over the amounts shown in the Pension Benefits table. For a Change of Control, the amounts shown also include the discounted present value of unvested amounts under the Pension Restoration Plan.

(10)	Represents face amount of policies paid for by the Company which are not generally available to all employees.

(11)	The Change of Control column assumes that the applicable conditions for a “double trigger” change in control were met as of September 30, 2017.

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MANAGEMENT PROPOSALS

Management Proposals

PROXY ITEM No. 1: ELECTION OF DIRECTORS

Nominees and Continuing Directors

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. The Board of Directors has nominated four Directors of the Company to be elected for terms ending at the Annual Meetings specified below, or until their successors have been elected and qualified. Information with respect to the nominees for election, as well as the other Directors whose terms will continue after the Annual Meeting, is set forth below. All of the nominees meet the Board membership criteria described on page 10 under “Nomination Process.” Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer over the last five years unless otherwise indicated. This information includes each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director, and prior directorships held by each nominee at other public companies within the last five years.

Director Nominees for Terms Ending in 2021

Director Since: 2000

ARTHUR F. GOLDEN, 71

Principal Occupation: Partner of Davis Polk & Wardwell, lawyers.

Director Qualifications: Mr. Golden’s qualifications to serve on the Board include his leadership, international and industry experience as Global Co-Chair of Mergers and Acquisitions at Davis Polk; leading Davis Polk teams in private and governmental litigation; representing large multinational companies in corporate governance matters and acquisition-related transactions; counseling multinational companies on antitrust matters; his prior service as a member of his firm’s Management Committee; and his current service as Chairman of the Board of Trustees of Rensselaer Polytechnic Institute.

Director Since: 2014

CANDACE KENDLE, 70

Principal Occupation: Retired Chair and Chief Executive Officer, Kendle International Inc., a global clinical research organization.

Director Qualifications: Dr. Kendle’s qualifications to serve on the Board include her leadership, international and healthcare experience, gained from her prior service as co-founder, Chair and Chief Executive Officer of Kendle International Inc.; her experience as a founder of ReadAloud.org, a non-profit organization aimed at improving childhood literacy; her service as a director and member of the Audit Committee of United Parcel Service, Inc.; her prior service as a director and as a member of the Audit and Corporate Governance Committees of H. J. Heinz; and her prior service on the faculties of a number of leading universities, including the University of Cincinnati College of Pharmacy, the University of Pennsylvania School of Medicine, and the University of North Carolina School of Medicine and School of Pharmacy.

Current Public Company Directorships: United Parcel Service, Inc.

Prior Public Company Directorships (year service ended): H. J. Heinz (2013)

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MANAGEMENT PROPOSALS

Director Since: 2013

JAMES S. TURLEY, 62

Principal Occupation: Retired Chairman of the Board and Chief Executive Officer, Ernst & Young, professional services organization. Mr. Turley served as Chairman and Chief Executive Officer of Ernst & Young from 2001 through June 30, 2013.

Director Qualifications: Mr. Turley’s qualifications to serve on the Board include his leadership and expertise in audit and financial reporting as Chairman and Chief Executive Officer of Ernst & Young; his service as a director and member of the Audit, Executive and Risk Management Committees of Citigroup, Inc.; his service as a director and member of the Audit and Governance Committees of Northrup Grumman Corporation; his service as a director and Chair of the Compensation Committee of Intrexon Corp.; and his service on the board of the Kohler Company. He also serves on the board of directors and as an officer of the Boy Scouts of America, and on the boards of directors of the St. Louis MUNY, Theatre Forward and Forest Park Forever.

Current Public Company Directorships: Citigroup, Inc., Northrop Grumman Corporation and Intrexon Corporation

Director Nominee for a Term Ending in 2020 (to balance Board classes)

Director Since: 2017

GLORIA A. FLACH, 58

Principal Occupation: Corporate Vice President and Chief Operating Officer of Northrop Grumman Corporation (“NGC”) a global security company. Ms. Flach has announced that she will retire from that position at the end of 2017. Ms. Flach previously served as Corporate Vice President and President, Electronic Systems Sector of NGC from January 2013 to December 2015 and as Corporate Vice President and President, Enterprise Shared Services of NGC from March 2010 to December 2012.

Director Qualifications: Ms. Flach’s qualifications to serve on the Board include her leadership, international and industry experience as Corporate Vice President and Chief Operating Officer of Northrop Grumman Corporation, overseeing and enhancing program execution, risk management and operational excellence across the company; her prior service as President of the Electronic Sector and President of Enterprise Shared Services for Northrop Grumman; her leadership of Northrop Grumman’s global supply chain and service as a member of the Corporate Policy Council; her current service on the Loyola University, Maryland, board of advisors; and service as Chairman Emeriti for the Maryland Business Roundtable for Education.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTORS LISTED ABOVE

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MANAGEMENT PROPOSALS

Continuing Directors

The following Directors are not standing for election at the 2018 Annual Meeting of Shareholders.

Directors with Terms Ending in 2019

Director Since: 2009

CLEMENS A. H. BOERSIG, 69

Principal Occupation: Retired Chairman of the Supervisory Board of Deutsche Bank AG, a global investment bank.

Director Qualifications: Dr. Boersig’s qualifications to serve on the Board also include his leadership, financial expertise and international experience gained from his past service as Chairman of the Supervisory Board of Deutsche Bank AG, as a current member of the Supervisory Boards and various Board committees of Daimler AG and Linde AG; and his experience from his prior service as a member of the Management Boards of Deutsche Bank, Robert Bosch GmbH and RWE AG and the Supervisory Board of Bayer AG; and as former Chief Financial Officer and Chief Risk Officer of Deutsche Bank and Chief Financial Officer of RWE.

Current Public Company Directorships: Supervisory Board Member of Daimler AG, Linde AG

Prior Public Company Directorships (year service ended): Member of the Supervisory Board of Bayer AG (2017) and Management Boards of Deutsche Bank (2006), RWE AG (1999) and Robert Bosch GmbH (1996)

Director Since: 2012

JOSHUA B. BOLTEN, 63

Principal Occupation: President and Chief Executive Officer of Business Roundtable, pro-business public policy advocacy group.

Director Qualifications: Mr. Bolten’s qualifications to serve on the Board also include his financial, leadership, and governmental experience in his prior positions as Managing Director of Rock Creek Global Advisors, an international advisory firm, White House Chief of Staff to President George W. Bush; Director of the Office of Management and Budget; White House Deputy Chief of Staff; General Counsel to the U.S. Trade Representative; and Chief Trade Counsel to the U.S. Senate Finance Committee, and his current experience as President and Chief Executive Officer of the Business Roundtable and on the Boards of the U.S. Holocaust Memorial Museum and the ONE Campaign.

Current Public Company Directorships: International Advisory Board of BP plc

Director Since: 2006

RANDALL L. STEPHENSON, 57

Principal Occupation: Chairman, Chief Executive Officer and President of AT&T Inc., a global technology, media and telecommunications company.

Director Qualifications: Mr. Stephenson’s qualifications to serve on the Board also include his leadership, technology, operating and financial experience gained from his service as Chief Executive Officer of AT&T and his prior service as Chief Operating Officer and Chief Financial Officer of AT&T Inc.; and as Chief Operating Officer of SBC Communications Inc. and his leadership and strategic experience serving on the board of Boeing.

Current Public Company Directorships: AT&T, Inc., The Boeing Company

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MANAGEMENT PROPOSALS

Directors with Terms ending in 2020

Director Since: 2000

DAVID N. FARR, 62

Principal Occupation: Chairman of the Board and Chief Executive Officer of Emerson.

Director Qualifications: Mr. Farr’s qualifications to serve on the Board also include his prior leadership, international and planning experience as Chief Operating Officer of Emerson; Executive Vice President and Business Leader, Emerson Process Management; Chief Executive Officer of Astec International, a former Hong Kong based Emerson subsidiary; President, Ridge Tool Company subsidiary of Emerson; and Vice President, Emerson Corporate Planning and Development, and as a Director of International Business Machines Corporation.

Current Public Company Directorships: International Business Machines Corporation

Director Since: 2012

MATTHEW S. LEVATICH, 52

Principal Occupation: President and Chief Executive Officer of Harley-Davidson, Inc., a manufacturer of motorcycles and related products. Mr. Levatich served as President and Chief Operating Officer of Harley-Davidson, Inc. from 2009 to May 1, 2015.

Director Qualifications: Mr. Levatich’s qualifications to serve on the Board also include his extensive manufacturing, global marketing and management experience as a Harley-Davidson executive, including his prior service as President and Chief Operating Officer of Harley-Davidson Motor Company, Inc., as President and Managing Director of MV Agusta Motor S.p.A., a subsidiary of Harley-Davidson, Inc.; and as Vice President and General Manager, Parts & Accessories and Custom Vehicle Operations of Harley-Davidson, Inc.; and his experience on the executive advisory board of the MMM Program at the J. L. Kellogg Graduate School of Management and Robert R. McCormick School of Engineering and Applied Sciences at Northwestern University.

Current Public Company Directorships: Harley-Davidson, Inc.

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MANAGEMENT PROPOSALS

PROXY ITEM No. 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

In accordance with its Charter, the Audit Committee has selected KPMG LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for fiscal 2018. KPMG LLP served as the Company’s independent registered public accounting firm for fiscal 2017 and has been retained continuously as the Company’s external auditor for more than 50 years.

The members of the Audit Committee believe that the continued retention of KPMG LLP is in the best interests of the Company and its shareholders. The Audit Committee is asking the shareholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018.

The Audit Committee is not required to take any action as a result of the outcome of this ratification vote. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the shareholders’ best interests.

The Audit Committee has approved in advance all services provided by KPMG LLP. A member of KPMG LLP will be present at the meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

OUR BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROXY ITEM No. 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At each of the last seven Annual Meetings of Shareholders, over 90% of shares voted were in support of the Company’s executive compensation program. Pursuant to Section 14A of the Exchange Act and SEC rules, our Board of Directors is again submitting for a non-binding shareholder vote our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We plan to hold this vote annually.

Emerson is a performance-driven, financially focused company with a long track record of strong performance in good economic times, and stable profitability and returns to shareholders even when economic conditions are unfavorable. Our pay-for-performance executive compensation program is an integral part of our consistent and rigorous management process. We believe it has effectively motivated and rewarded Emerson executives to meet the challenges of recessions, inflationary periods, technological changes, and intense global competition, and continues to do so today.

We encourage shareholders to review the Compensation Discussion and Analysis on pages 16 to 24. The Company’s executive compensation program, the core of which was established in 1977, supports Emerson’s rigorously-applied management process which has been implemented over the years by successive teams of talented and committed executives.

The foundational elements of our program include paying for performance, maximizing shareholder value without excessive risk, aligning executive and shareholder interests, providing competitive pay to attract and retain executives and rewarding results while recognizing individual contributions.

41  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

MANAGEMENT PROPOSALS

We believe the program strikes the appropriate balance between responsible, measured pay practices and incentivizing our executives to dedicate themselves fully to value creation for our shareholders, as evidenced by Emerson’s pay practices:

•	Pay for Performance. NEO compensation is tied to Company performance. (Pgs. 16-22)

•	We Target Competitive and Market Based Pay with Actual Pay Dependent on Performance. (Pgs. 16-22)

•	Long-Term Performance. Our primary incentive compensation – performance shares – is based on the Company’s achievement of established financial objectives over a minimum three year performance period. (Pgs. 16-22)

•	Maximize Shareholder Value While Mitigating Risk. Our performance shares program is based on above-market growth targets and rewards growth over the long term, discouraging short-term risk taking. (Pgs. 22-23)

•	Alignment with Shareholders. We have substantial stock ownership requirements and blackout, clawback, pledging and anti-hedging policies. (Pgs. 22-23)

•	No Tax Gross-Ups. We do not provide tax gross-ups to our NEOs.

•	No Employment, Severance or Golden Parachute Agreements with any of our NEOs. (Pgs. 23, 32-36)

•	Non-compete, Non-solicitation and Confidentiality Agreements. We require executives to enter into non-competition, non-solicitation and confidentiality agreements as a condition of all equity awards. (Pgs. 23 and 32)

•	Double Trigger Change of Control. We utilize double trigger provisions on change of control in our 2011 Stock Option Plan and in our 2015 Incentive Shares Plan. (Pgs. 23, 32-36)

We regularly evaluate the individual elements of our compensation program in light of market conditions and governance requirements and make changes as appropriate for Emerson’s business.

The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation” and “Compensation Tables”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the vote. The Compensation Committee will carefully evaluate the outcome of the vote when considering future executive compensation arrangements. After our Annual Meeting on February 6, 2018, we expect that the next say-on-pay vote will occur at our next Annual Meeting scheduled to be held on February 5, 2019.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

42  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

MANAGEMENT PROPOSALS

PROXY ITEM No. 4:

AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION TO

ALLOW SHAREHOLDERS TO AMEND BYLAWS

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has determined that it is in the best interests of the Company to submit for approval by shareholders an amendment to our Restated Articles of Incorporation to provide shareholders the right to amend our Bylaws (the “Articles Amendment”).

Article 5, Section 3 of the Company’s Restated Articles of Incorporation currently provides that only the Board of Directors has the power to amend our Bylaws. The Articles Amendment would amend Article 5, Section 3 of the Restated Articles of Incorporation to allow the holders of a majority of the total voting power of all outstanding shares of voting stock of the Company, voting as a single class, to amend the Company’s Bylaws, in addition to the Board’s power to amend.

Background of the Proposal

Our Corporate Governance and Nominating Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are the most beneficial to the Company and its shareholders. The ability of shareholders to amend bylaws is increasingly considered an important aspect of good corporate governance.

The Board recognizes that allowing shareholders to amend the Bylaws would enhance their rights and permit them to express their views on the provisions of the Company’s governance documents. However, the Board also believes that the current structure helps ensure stability of the Company’s governance, including the conduct of Board and shareholder meetings, and helps reinforce the Board’s commitment to long-term shareholder value. Limiting the ability of shareholders to amend the Bylaws also provides protection against certain abusive tactics that could distract from the orderly management of the Company’s affairs and allows the Board to focus on long-term shareholder value. Due to these competing interests, the Board has determined that the Company’s shareholders should decide the appropriate balance of their involvement in corporate governance based on the Company’s facts and circumstances and their views of the proper role of shareholders in the governance process.

After careful deliberation, the Board adopted resolutions submitting the Articles Amendment to shareholders and is recommending the Articles Amendment to shareholders for approval. This proposal demonstrates the Board’s continuing commitment to strong corporate governance practices that promote accountability of management and our Board to our shareholders and that the Board believes are consistent with its goal of creating long-term, sustainable value for our shareholders.

The Board has determined that the appropriate standard for amendment of the Bylaws by shareholders is a majority of the total voting power of all outstanding shares of voting stock, voting as a single class. The Board believes that adopting this standard provides shareholders with the opportunity to participate meaningfully in the corporate governance of the Company.

This general description of the Articles Amendment is qualified in its entirety by reference to the text of the Articles Amendment, which is set forth in its entirety in Appendix B to this proxy statement. Additions to the Restated Articles of Incorporation are indicated by underlining and deletions are indicated by strike-outs.

The affirmative vote of 85% of the total voting power of all outstanding shares, whether or not present or represented by proxy at the 2018 Annual Meeting, is required to amend the Company’s Restated Articles of Incorporation to provide shareholders the right to amend the Company’s Bylaws. If the proposed Articles Amendment is adopted and becomes effective, the Board will adopt a conforming amendment to the Company’s Bylaws. If the Articles Amendment is not approved, the Restated Articles of Incorporation and Bylaws will remain unchanged.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

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MANAGEMENT PROPOSALS

PROXY ITEM No. 5:

RATIFICATION, BY NON-BINDING ADVISORY VOTE,

OF FORUM SELECTION BYLAW

On August 2, 2016, the Board of Directors adopted an amendment (“Amendment”) to the Company’s Bylaws to add a forum selection provision in Section 6 of Article VIII of the Bylaws. Shareholder approval was not required, but the Board has nevertheless decided to request that shareholders ratify the Amendment on an advisory basis.

The Amendment provides that, unless the Company consents to an alternative forum, the exclusive forum for specified legal actions generally will be the United States District Court for the Eastern District of Missouri, or, in some cases the Circuit Court located in St. Louis County, Missouri or other Missouri courts.

The specified actions include:

•	any derivative action brought on behalf of the Company,

•	any action asserting a claim of breach of a duty owed by any current or former Director, officer, employee, agent, shareholder or affiliate of the Company to the Company or to its shareholders,

•	any action asserting a claim against the Company or any of its Directors, officers, employees, agents or shareholders arising pursuant to Missouri General and Business Corporation Law, the Company’s articles of incorporation or Bylaws,

•	any action asserting a claim against the Company or any of its directors, officers, employees, agents or shareholders governed by the internal affairs doctrine, or

•	any action to interpret, apply, enforce or determine the validity of the Company’s articles of incorporation or Bylaws.

Under the Amendment, shareholders are deemed to have given consent to personal jurisdiction for such actions in such forum. The full text of the Amendment is attached as Appendix C to this proxy statement.

Background and Reasons for Forum Selection Provision

The Board believes that the Company and its shareholders will benefit from having intra-corporate disputes litigated in Missouri, where the Company is incorporated and whose laws govern such disputes. The Amendment is intended to provide a streamlined, efficient and organized process for resolution of such disputes. The Amendment addresses plaintiff forum shopping and the related practice of filing parallel lawsuits in multiple jurisdictions. The Board approved the Amendment as a good governance measure in light of the incidence of such suits and multi-forum litigation.

In determining whether to adopt the Amendment, the Board considered a number of factors, including the following:

•	The Amendment would allow the Company to potentially avoid litigating actions on the same topic in multiple jurisdictions, with the associated duplication of litigation expenses, the potential for inconsistent outcomes and the possibility that courts in other states will misconstrue Missouri law.

•	The Amendment limits forum shopping by plaintiffs’ lawyers and may discourage illegitimate claims.

•	The Amendment retains the Company’s ability to consent to an alternative forum, if desired.

•	The Amendment addresses where an action may be brought, not the underlying substantive rights or remedies.

•	The trend toward adopting forum selection clauses in response to multi-forum litigation has been increasing.

•	The benefit of having the Board deliberate on whether to adopt such a provision on a “clear day” rather than in response to actual or threatened litigation.

Although forum selection provisions have become more common, and the Board knows of no reason a court in another state would not be willing to enforce the Amendment, there is no assurance that a court will enforce it. However, courts may be more likely to enforce the Amendment if it has been approved by the shareholders.

The Company is aware that certain proxy advisors have recommended against forum selection provisions unless the Company has provided evidence of abuse of legal process in other jurisdictions or past harm from shareholder lawsuits. The Board believes this position fails to adequately take into account the prevalence of such litigation generally and the risk of

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MANAGEMENT PROPOSALS

litigation over proxy statement disclosures that threaten to delay a shareholder meeting at significant cost to the Company. These cases have often been filed in a state other than the defendant’s home state, or in multiple states, forcing one or more courts generally less familiar with the relevant laws to interpret and apply those laws, often under a very tight time frame. The Board believes that it is in the best interest of shareholders to take preventive measures before the Company and its shareholders are harmed by such litigation. Importantly, the Amendment was not adopted by the Board in reaction to any specific litigation confronting the Company. Rather, this action was taken to prevent potential future harm to the Company and its shareholders. We also note that one proxy advisor has updated its position to be more supportive of such provisions when, as is the case here, the selected venue is the company’s state of incorporation.

Although shareholder approval is not required to amend the Bylaws, the Board of Directors believes this is an important issue and that it is in the best interests of the Company and its shareholders to seek a non-binding, advisory shareholder vote to ratify the Amendment. Because the vote is advisory, it will not be binding upon the Board and neither the Board nor any Board committee will be required to take any action as a result of the vote. If shareholder ratification is not obtained, the Board of Directors will reconsider whether the Amendment is in the best interests of the Company and its shareholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

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SHAREHOLDER PROPOSALS

Shareholder Proposals

Certain shareholders have submitted the four proposals below for inclusion in this year’s proxy statement. The proposals have been carefully considered by our Board, which has concluded that adoption of the proposals would not be in the best interests of the Company or its shareholders. For the reasons stated after each proposal, our Board recommends a vote “AGAINST” each of the proposals.

The proposals and supporting statements are presented as received from the shareholders in accordance with SEC rules, and Emerson disclaims any responsibility for their content. The Company will provide to shareholders the names and addresses of the proponents and the number of Emerson shares held by them promptly upon receiving an oral or written request therefor. Each shareholder proposal will be voted upon at the Annual Meeting only if properly presented at the meeting by the proponents, which we understand that the proponents intend to do.

Information regarding the inclusion of proposals in the proxy statement for our 2019 Annual Meeting of Shareholders can be found on page 62 under “Other Matters – Future Shareholder Proposals and Nominations.”

PROXY ITEM No. 6:

SHAREHOLDER PROPOSAL ON INDEPENDENT BOARD CHAIR

Emerson Electric – Separate Chair & CEO

RESOLVED: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy would be phased in for the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement:

We believe:

•	The role of the CEO and management is to run the company.

•	The role of the Board of Directors is to provide independent oversight of management and the CEO.

•	There is a potential conflict of interest for a CEO to be her/his own overseer as Chair while managing the business.

Emerson’s CEO David Farr serves both as CEO and Chair of the Company’s Board of Directors. We believe the combination of these two roles in a single person weakens a corporation’s governance structure, which can harm shareholder value.

As Intel’s former chair Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

In our view, shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board empowering strong Board leadership. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. We believe a combined CEO / Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.

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SHAREHOLDER PROPOSALS

Chairing and overseeing the Board is a time intensive responsibility. A separate Chair also frees the CEO to manage the company and build effective business strategies.

While Emerson’s governance was strengthened by appointing a Lead Director, the combined CEO/Chair role still concentrates power in one person.

Numerous institutional investors recommend separation of these two roles. For example, California’s Retirement System CalPERS’ Principles & Guidelines encourage separation, even with a lead director in place.

According to ISS “2017 Board Practices”, (March 2017), 58% of S&P 1,500 firms now separate these two positions. And the law firm Davis Polk estimates about 50% of the S&P 500 have separate roles.

The shareholder resolution urging separation of CEO and Chair received a 42% vote at Emerson in 2016, an indication of strong investor support.

This policy would be phased in and implemented when the next CEO is chosen.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL

The Board has considered the above proposal carefully, and believes that it is not in the best interests of our shareholders. The Board believes that a combined Chair/CEO structure has served the Company well. In addition, Emerson recently implemented a Lead Independent Director position for its Board and appointed Randall Stephenson as its first Lead Independent Director, with significant powers and responsibilities that are similar to those of an independent Chair. The Board believes this change provides independent Board leadership as well as strong continuity and support for the Chairman and CEO, both now and as the Company moves forward and plans for the eventual successor to Mr. Farr. The Board believes the shareholders are best served if the Board retains the flexibility to select the best person to serve as Chairman as part of this succession process, rather than being forced to elect an independent Chair. The proponent provides no evidence showing that an independent Chairman improves performance or leads to increased shareholder value.

A combined Chair/CEO Board leadership structure has served Emerson and its shareholders well.

The Board believes that Emerson and its shareholders continue to be well served by a Board leadership structure with the CEO also serving as Board Chair. The Board believes that combining these roles can be appropriate based on the skills and experience of the CEO, the CEO’s relationship with the Board, the efficiencies of having the CEO also serve as Chair, the Company’s corporate governance structure and the Company’s performance under that CEO. As has been the case with Mr. Farr, as Chair the CEO may be able to better direct Board focus on the most impactful areas for the Company and promote responsible decision-making by the Board, due to the CEO’s in-depth, day-to-day knowledge of our business, transparency, openness and responsiveness to feedback, and ability to draw on the resources and expertise of the Board. The CEO’s leadership as Chair is balanced by a strong, independent Board led by our Lead Independent Director and by Emerson’s strong corporate governance practices, which serve to minimize any potential conflicts that could result from combining the roles of CEO and Chair.

The Board currently believes that the existing structure is the best way to efficiently and effectively protect and enhance our long-term success and shareholder value. The Board will continue to monitor the appropriateness of this structure as it does with all governance issues. The Board believes that a requirement to split the roles of Chair and CEO in the future could cause our management and governance processes to be less effective and efficient than they are today with a combined Chair/CEO through duplication of work and potential blurring of accountability and responsibility, without any proven offsetting benefits.

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SHAREHOLDER PROPOSALS

Emerson recently adopted a Lead Independent Director structure providing strong independent leadership.

Mr. Farr currently serves as both CEO and Chairman. For many years Emerson appointed an independent Director as Board Discussion Leader to preside at meetings of non-management Directors. In October 2016, the Board voted to further strengthen the Board’s independent leadership with the appointment of a Lead Independent Director. The Board believes that this position provides a stronger independent leadership voice for the Board and better continuity and support for the Chairman and CEO as the Company moves forward and plans for the eventual successor to Mr. Farr as CEO.

The Board elected Randall L. Stephenson, Chairman, Chief Executive Officer and President of AT&T, as its first Lead Independent Director for a three year term. As Lead Independent Director, Mr. Stephenson has many of the powers and responsibilities that might be held by an independent Chairman of the Board. Among other duties, the Lead Independent Director:

•	chairs regularly scheduled meetings of non-management Directors,

•	reviews Board agendas and information and consults with the Chairman thereon,

•	calls meetings of the independent Directors,

•	serves as the key liaison between the Board and Chairman,

•	is available for consultation with major shareholders, and

•	serves on the Board’s Executive Committee.

The Chairman and CEO consults periodically with the Lead Independent Director, the Chairs of our Board committees and other independent Directors on Board matters and issues facing the Company.

Emerson has strong corporate governance practices.

The Board recognizes the importance of strong independent Board leadership and corporate governance. In addition to a strong Lead Independent Director position, Emerson’s strong corporate governance practices include the following:

•	All Directors (except for Mr. Farr) are independent under NYSE rules and all Committee members also meet any required additional independence criteria.

•	The Board’s key Committees – Audit, Compensation and Corporate Governance and Nominating – are led by strong, independent Chairs. The Committee Chairs shape the agenda and information presented to their respective Committees. This entrusts the independent Directors with the oversight of critical matters, including the integrity of our financial statements, the evaluation of Company strategy, management, the Board and its committees, and the compensation of executive officers and the Company’s governance oversight structures. Mr. Farr does not serve on any key Board committees.

•	As described on pages 6-8 and pages 37-40, the Board’s independent Directors provide strong, independent leadership to the Company and have a mix of skills, talents and backgrounds to oversee management and enhance Company performance.

•	The independent Directors meet in executive session, without the presence of the Chair or other members of management, as part of most regular meetings of the Board.

•	Independent Directors regularly meet with members of management other than the Chair and have full access to all Company employees on a confidential basis.

•	Shareholders may communicate with any non-management Director.

•	The Board regularly engages in both Board and management succession planning, both with and without the Chair and CEO present.

•	The Board regularly reevaluates the Company’s governance policies and practices to ensure that the proper oversight by the independent Directors is in place.

•	The Board annually conducts a Board and Committee self-evaluation process (described on pages 9-10) to ensure that the Board and its Committees are operating efficiently and appropriately identifying and addressing matters of significance to the Company.

•	The Corporate Governance and Nominating Committee evaluates each Director and recommends to the Board whether each Director should be nominated for election.

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SHAREHOLDER PROPOSALS

The Board believes that shareholders are best served if the Board retains the flexibility to select the best person to serve as Chairman.

The Board believes that it is uniquely qualified to evaluate the optimal leadership structure of the Company at any particular time based upon its evaluation of the Company’s strategy, operations, management, input from shareholders and other factors. Effective corporate governance should enable the Board to make this determination based on its own evaluations at any point in time. The Board has changed its structure at various times in the past depending upon the specific circumstances, at times combining the functions of Board Chair with those of the CEO and at other times separating those functions. Previously, the Board had a Board Discussion Leader who chaired the executive sessions of non-management Directors, but now has a Lead Independent Director with significant additional powers and responsibilities. The Board’s determinations were made based on what it believed would provide appropriate leadership for the Company at the time. The Board believes that it should continue to have flexibility to make this determination in the future.

Our Bylaws currently require that our Board Chair shall be our Chief Executive Officer. The Board is aware that in the future, there may be circumstances under which an independent Chairman would be appropriate, and would not hesitate to amend the Bylaws if it made that determination, but does not believe it is appropriate to have a policy requiring the separation of the Board Chair and CEO.

Effective corporate governance requires more than just a mechanical, “one size fits all” approach. Based on the foregoing, the Board believes that the rigid policy advocated by the shareholder proposal would impair the Board’s ability to determine the optimal Board leadership structure and select the individual it believes is best suited to serve as Board Chair when the transition to our next CEO occurs. Preserving such flexibility for the Board, while maintaining an effective, balanced corporate governance structure, will continue to best serve the interests of the Company and its shareholders.

Finally, a combined Chair/CEO leadership structure is also in line with many other public companies. According to the 2016 Spencer Stuart Board Index, 73% of companies in the S&P 500 do not have an independent board chair, an increase from 2015, and a majority have a single person serving as both chair and CEO.

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SHAREHOLDER PROPOSALS

PROXY ITEM No. 7:

SHAREHOLDER PROPOSAL ON POLITICAL CONTRIBUTIONS REPORTING

Resolved, shareholders of Emerson Electric Co. (the “Company”) request the Company to prepare and semiannually update a report, which shall be presented to the pertinent board of directors committee and posted on the Company’s website, that discloses the Company’s:

a)	Use of corporate funds for independent expenditures and electioneering communications, as defined by state and federal law, as well as contributions to or expenditures on behalf of organizations that make such expenditures, and

b)	Contributions to or expenditures on behalf of entities organized and operating under section 501(c)(4) of the Internal Revenue Code, as well as the portion of any dues or payments that are made to any tax-exempt organization (such as a trade association) that are used for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code.

The report shall be made available within 12 months of the annual meeting and identify all recipients and the amount paid to each recipient from Company funds.

Supporting Statement

As long-term Emerson Electric Co. shareholders, we support transparency and accountability in corporate spending on political activities. Disclosure is in the best interest of the Company and its shareholders. The Supreme Court’s 2010 Citizens United ruling recognized the importance of disclosure when it said: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

The Company contributed at least $1,724,266 in corporate funds since the 2010 election cycle. (CQ http://moneyline.cq.com; National Institute on Money in State Politics http://www.followthemoney.org)

We acknowledge that our Company discloses a policy on corporate political spending and its contributions to state-level candidates, parties and committees on its website. We believe this is deficient because the Company will not disclose the following expenditures made for political purposes:

•	A list of trade associations to which it belongs and how much it gave to each;

•	Payments to any other third-party organization, including those organized under section 501(c)(4) of the Internal Revenue Code; and

•	Any independent expenditure made directly by the Company.

Information on indirect political engagement through trade associations and 501(c)(4) groups cannot be obtained by shareholders unless the Company discloses it. This proposal asks the Company to disclose all of its political spending, direct and indirect. This would bring our Company in line with a growing number of companies, including Cummins and United Technologies, which support comprehensive political disclosure and accountability and present this information on their websites.

The Company’s board and shareholders need comprehensive disclosure to be able to evaluate the political use of corporate assets. We urge your support for this critical governance reform.

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SHAREHOLDER PROPOSALS

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL

In light of the political spending disclosures already provided by the Company and its current disclosure ratings relative to other companies, the Company’s Board of Directors believes that the additional disclosures called for by this proposal are not in the best interests of the Company or its shareholders for the following reasons:

•	the Company’s current political contributions approval and compliance procedures, as described in our Corporate Social Responsibility Report and summarized below, are sufficient to ensure accountability and are properly disclosed;

•	our disclosures already fall within the mid-range of other companies as rated by the CPA-Zicklin Index;

•	expanding our disclosures, including adding information on independent expenditures, payments to 501(c)(4) organizations and participation in trade associations, would work to our competitive disadvantage, could be misleading or susceptible to misuse, and may not even be possible given that some of the information sought is in the hands of third parties; and

•	the requested disclosures would expend valuable Company resources on a matter that is not significant for Emerson and is not of great importance to the majority of Emerson shareholders, at a time when management attention and Company resources would be better focused on matters more pressing to the Company’s performance and of more benefit to all shareholders.

Prior Year Proposals and Political Disclosure Ranking

We note that proposals seeking expansion of the Company’s political spending disclosures have been made in each of the prior four years, with the identical proposal received last year. In 2017 the political spending proposal received support from only approximately 35% of voted shares, and only 25% of outstanding shares. In spite of this low level of support, the Company has provided additional information on its political spending and lobbying activities in its updated Corporate Social Responsibility Report and on its Political Spending and Trade Associations and Lobbying webpages. Among other things, these updates provided better transparency regarding individual recipients of contributions from Emerson’s federal and Missouri political action committees. As a result of its current political spending disclosures, the Company received a score of 51.4 out of 100 in the recently released 2017 CPA-Zicklin Index, placing it in the top half of the S&P 500 at number 219. This is an improvement over the Company’s 2016 CPA-Zicklin Index score of 50.

Current Political Spending Disclosures

The information described herein is disclosed on our website at www.emerson.com, Investors, Corporate Governance, Political Contributions and in our Corporate Social Responsibility Report provided on the Emerson website. We urge you to review the disclosures contained in these reports in making your decision on whether to support this proposal.

Emerson believes strongly that:

•	Our operations are affected by the actions of elected officials;

•	It can be in Emerson’s best interests to participate in the political process;

•	Our current approval and compliance procedures ensure accountability and compliance with law; and

•	The existing high level of disclosure appropriately informs shareholders of the Company’s political activities.

The Company provides no direct support to federal candidates, because U.S. law prohibits companies from contributing to candidates for federal office. However, in states where corporate contributions are permitted by law, Emerson may make contributions to state and local candidates and ballot issues of importance to our Company or may make such contributions from the Missouri PAC. Currently, the Company discloses on its Political Contributions web page the annual $1,000,000 limit on Company expenditures to support state and local political candidates, as well as those for campaigns, ballot issues and bonds, and the identity of the recipients. This limit is set annually by the Board’s Corporate Governance and Nominating Committee, which has oversight responsibility for the Company’s political activities. We also disclose our federal and Missouri

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SHAREHOLDER PROPOSALS

PAC activities in reports regularly filed with the Federal Election Commission and the Missouri Ethics Commission, as required by law, and have this year added lists of individual recipients included in those reports to whom contributions exceeded $5,000 to provide greater transparency to our shareholders. The federal and Missouri PAC reports for the last 18 months are publicly available and linked from our website.

All contributions from either the federal or Missouri PAC or from the Company are made solely on the basis of issues of importance to our Company, our employees and our shareholders. Contributions are made to support pro-manufacturing, pro-business and pro-economic growth policies, and specifically include trade, taxes, energy, healthcare, environment and legal liability, to name but a few. In making contribution decisions, both the Company and the PAC boards consider the views, quality and effectiveness of the candidate, organization or cause, and whether the candidate or cause is likely to succeed. They also review organizations and individuals associated with proposed recipients to determine whether the positions taken by those organizations or individuals could be inconsistent with Emerson’s interests.

All Company political expenditures are initially reviewed by Emerson’s government affairs office in Washington, D.C. Proposed contributions are then reviewed by the office of the General Counsel to assure legal compliance. Final authorization is required from the Chief Executive Officer.

For PAC contributions, the Emerson Washington, D.C. office generates a list of candidates these PACs can support based on the PAC giving criteria, requests from third parties and suggestions from PAC members. Outside legal counsel then conducts a review of proposed disbursements. Separate boards made up of Emerson employees set overall contribution budgets and approve all contributions by each PAC. The PAC boards retain counsel to ensure compliance with applicable laws and regulations. Each PAC undergoes an independent annual audit and legal review.

Trade Association Disclosures

The proposal makes references to contributions to trade associations and other organizations. Like many companies, we participate in industry trade organizations to enhance our industry’s public image, promote best practices and standards, and improve products and technologies. While we generally support the goals of these organizations, they may also engage in legislative activity and we do not necessarily support all of their lobbying efforts or political goals. We pay dues or make contributions to these organizations which are not necessarily related to their lobbying efforts. These organizations operate independently of their members. As a result, disclosure of general contributions to such organizations may overstate our connection to their activities and may not provide our shareholders with greater understanding of our specific strategies or philosophies and, in fact, may be misleading. Furthermore, support for these organizations is often determined at the business unit level, rather than directed at the corporate level, and therefore compiling information regarding every trade organization to which any Emerson business unit may have made a payment, no matter how small the amount, would be of little or no benefit to our shareholders and be an inefficient use of Company resources.

The Proposal is Unworkable, Vague and Misleading

Even if Emerson believed the disclosures in the proposal would be of benefit to shareholders, the vague wording of the proposal makes compliance with the language of the proposal largely unworkable.

•	The proposal specifies that Emerson must prepare and semi-annually update a report disclosing use of corporate funds for “independent expenditures and electioneering communications as defined by state and federal law”. These terms have different meanings, or may be undefined, in the laws of the 50 states. It is not clear, without unreasonable time and expense, which types of spending may need to be tracked. The proposal also requires disclosure of contributions to or expenditures on behalf of organizations that make such expenditures, which add an additional layer of complexity to the data gathering process.

•	The proposal asks for information about the portion of Emerson contributions made to organizations operating under Section 501(c)(4) of the tax code and any portion of dues or payments made to tax exempt organizations that are used for an expenditure that, if made by the Company, would not be deductible under Section 162(e) of the tax code. These terms add additional layers of complexity to the analysis for each expenditure that might be covered and for each entity involved, including potentially analyzing how each recipient spends not only contributions from Emerson, but contributions from others as well.

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SHAREHOLDER PROPOSALS

PROXY ITEM No. 8:

SHAREHOLDER PROPOSAL ON LOBBYING REPORTING

Whereas, we believe full disclosure of Emerson Electric’s (“Emerson”) direct and indirect lobbying activities and expenditures is required to assess whether Emerson’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

Resolved, the proponents request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Emerson used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Description of management’s and the Board’s decision-making process and oversight for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation, and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Emerson is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state, and federal levels. Neither “lobbying” nor “grassroots lobbying communications” include efforts to participate or intervene in any political campaign or to influence the general public or any segment thereof with respect to an election or referendum.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Emerson’s website.

Supporting statement:

Since 2010, Emerson spent over $5.7 million on federal lobbying – not including state-level expenditures, where Emerson also lobbies, but disclosure is uneven or absent.

Further, Emerson is a member of trade associations that engage in lobbying, yet does not disclose its memberships in, or payments to, such associations, or the portions of such amounts that are used for lobbying. For example, an Emerson executive sits on the board of the Chamber of Commerce (the “Chamber”), which spent more than $1.3 billion on lobbying since 1998, and Emerson’s Chair and CEO is the Chair of the Board for the National Association of Manufacturers (“NAM”), which spent over $25 million on lobbying in 2015 and 2016.

Absent a system of accountability, Company assets could be used for objectives contrary to Emerson’s long-term interests. For example, Emerson states, “Following The Paris Agreement (COP 21), national carbon reduction targets are set. The global 2°C target isn’t attainable unless industrial manufacturers contribute heavily. Government regulations and carbon markets are inevitable. The time is now to strategically invest in your energy and emissions performance.” Yet, both the Chamber and NAM have publicly worked to undermine the Paris Climate Agreement.

For the past four years, Emerson shareholders have voted on this proposal, and each year it has received approximately 40 percent support out of votes cast for and against. We urge the Board to respond by instituting comprehensive lobbying disclosure.

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SHAREHOLDER PROPOSALS

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL

A substantially similar proposal has been submitted to, and rejected by, shareholders at each of the last four annual meetings. At the 2017 Annual Meeting, the proposal received support from only approximately 35% of voted shares and only 25% of outstanding shares.

The Company’s Board of Directors continues to believe that the Company’s current approval and compliance procedures for lobbying spending are sufficient to ensure accountability. The Board therefore believes that the measures requested by the proposal are not necessary and are not in the best interests of Emerson or its shareholders. There is already public disclosure available regarding the Company’s lobbying activities on the trade associations and lobbying page of our website, at www.emerson.com, Investors, Corporate Governance, Trade Associations and Lobbying. We believe that more extensive disclosure would work to our competitive disadvantage, may be susceptible to misuse, and may not even be possible given that some of the information sought is in the hands of third parties.

Emerson believes strongly that:

•	Our operations are affected by regulation and public policy decision making;

•	It can be in Emerson’s best interests to engage in lobbying;

•	Our current approval and compliance procedures ensure accountability and compliance with law;

•	We may not support all of the lobbying goals of trade associations in which we participate and therefore the requested disclosures would not be an efficient use of our resources and may be misleading; and

•	The level of existing disclosure adequately informs shareholders of the Company’s limited lobbying and trade association activities.

Emerson’s shareholders, employees, and customers are keenly affected by public policies at all levels of government. To protect shareholder value, Emerson maintains a small office in Washington, D.C. to engage with public officials at all levels of government to educate them on our company’s operations, emerging technologies and markets. This office also follows and, when necessary, seeks to influence public policy decisions that impact the company and its shareholders.

These activities are governed and regulated by federal and state laws. With the help of knowledgeable employees throughout the Company, Emerson’s government affairs team identifies and follows issues of importance to Emerson’s continued well-being. When those issues lend themselves to public policy solutions at the federal level, Emerson’s government affairs team sometimes reaches out to policymakers on Capitol Hill and in the Executive Branch to raise awareness and educate them as to potential effects of policies under consideration. Under federal law, that process is considered “direct lobbying.” Sometimes, rather than reaching out directly to policymakers, Emerson engages with policymakers on issues through one or more trade associations to which Emerson belongs and who share our concerns and interests. That is considered “indirect lobbying.” Emerson engages in both direct and indirect lobbying. Emerson does not engage in “grassroots” lobbying. All decisions about which government policies Emerson seeks to shape are based upon what is in the best interests of our industry, our company, our employees and, most importantly, our shareholders.

Disclosures

Emerson discloses its policy that lobbying activities are conducted in accordance with law and reported as required. In 2014, we added a trade associations and lobbying expenditures webpage to our website at www.emerson.com, Investors, Corporate Governance, Trade Associations and Lobbying. This webpage discloses the purpose and limited nature of our lobbying expenditures, and provides easy access to our Lobbying Disclosure Act filings for the last 18 months, which include the names of recipients and amounts contributed to the extent required by law.

In addition to our voluntary disclosures, lobbying activities are subject to comprehensive regulation at both the federal and state levels. We are in full compliance with all laws governing lobbying activities, including the Lobbying Disclosure Act and Honest Leadership and Open Government Act, which require reporting on lobbying activities and certification of compliance with Congressional gift rules. We file quarterly reports with the federal government that disclose our lobbying expenditures and

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SHAREHOLDER PROPOSALS

detail our lobbying activities. These reports are available at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm and http://lobbyingdisclosure.house.gov/. State lobbying activities are also subject to extensive registration and disclosure requirements, and such reports are publicly available through the applicable state authorities.

PROXY ITEM No. 9:

SHAREHOLDER PROPOSAL ON GREENHOUSE GAS EMISSIONS

RESOLVED: Shareholders request that Emerson Electric adopt time-bound, quantitative, company-wide goals for reducing total greenhouse gas (GHG) emissions, taking into account the goals of the Paris Climate Agreement, and issue a report at reasonable cost and omitting proprietary information on its plans to achieve these goals.

Supporting Statement

In December 2015, representatives from 195 countries adopted the Paris Climate Agreement, which specifies a goal to limit the increase in global average temperature to well below 2°C above preindustrial levels. In order to meet the 2-degree goal, climate scientists estimate it is necessary to reduce global emissions by 55 percent by 2050 (relative to 2010 levels), entailing a US reduction target of 80 percent.

In 2017, The Task Force on Climate-related Financial Disclosures (TCFD), commissioned by the Financial Stability Board, issued their recommendations. Supported by a cross section of influential investors and business leaders, the TCFD recommends that companies adopt targets to manage climate-related risks and disclose related strategies.

Sixty-four percent of Fortune 100 companies have set goals, while 44 percent of the smallest 100 companies in the Fortune 500 have done so (Source: Power Forward 3.0). Many of Emerson Electric’s peers and customers have set GHG goals:

•	Rockwell Collins: reduce emissions by 29 percent by 2019 compared to a 2009 baseline.

•	Honeywell: reduce emissions intensity by 10 percent from 2013 levels. This is Honeywell’s third goal, having already met previous goals to reduce emissions intensity by 15 percent from 2011 levels and reduce total GHG emissions by 30 percent.

•	ABB: reduce energy intensity by 20 percent by 2020 from a 2013 baseline.

A strong business case is leading companies to set GHG emissions reduction, energy efficiency, or renewable energy targets. Power Forward 3.0 reports that 190 companies among the Fortune 500 are collectively saving $3.7 billion annually as a result of energy efficiency programs – a key way to reduce GHG emissions. CDP research finds that four out of five companies earn a higher return on carbon reduction investments than on their overall corporate capital investments. Among Emerson Electric’s peers, Honeywell reports energy efficiency projects that will result in annual savings exceeding $8 million, all with payback periods of 3 years or less.

Fifty-three Fortune 500 companies have established a renewable energy target – another strategy to reduce emissions. And nearly two-dozen of these companies have committed to power all of their operations with renewable energy. Many of these companies publicly state that sourcing renewable energy saves them money.

While Emerson Electric’s products help its clients reduce energy usage and climate impacts, our company has not committed publicly to GHG emissions reductions targets for its own operations. By not setting and pursuing GHG reduction goals, Emerson may not achieve the benefits realized by its peers – a competitive disadvantage for the company and shareholders alike.

For the past two years, over one-third of shares (excluding abstentions) voted in favor of this resolution, a substantial level of support that management should not ignore.

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OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL

We note that similar proposals regarding time-bound GHG emission goals were made at our annual meetings in the last two years. In 2017, the proposal received support from approximately 28% of voted shares and 20% of outstanding shares. This support was down from 31% of voted shares in 2016.

The Emerson Board of Directors acknowledges the importance of addressing and minimizing the environmental impact of the Company’s operations. To that end, the Company’s emissions data are available through the Carbon Disclosure Project, which works with thousands of global companies and institutional investors, and has the world’s largest repository of self-reported corporate environmental data. We also began disclosing information regarding our greenhouse gas emissions as part of our initial Corporate Social Responsibility Report. We have added comparative data regarding greenhouse gas emission, to better allow shareholders to evaluate our progress over time, to our updated Corporate Social Responsibility Report, which can be found at www.Emerson.com, About Us, Corporate Social Responsibility. Additional disclosure of strict GHG emissions goals, as requested by the shareholder proposal, would not provide significant incremental benefits to the Company, its shareholders, or the environment. More meaningful progress would be achieved by continuing to direct the Company’s resources and focus towards actually reducing emissions and other environmental efforts.

Emerson is a diversified company, with business units spanning many industries and approximately 200 manufacturing sites worldwide. Changing business priorities make setting specific time-bound, quantitative, company-wide goals, as requested by the shareholder proponent, unduly limiting to the Company’s ability to compete. Moreover, measuring performance against preset goals may present a misleading view of the Company’s progress in reducing emissions given the Company’s dynamic portfolio. Not only is the Company continually adjusting the businesses within its portfolio, as evidenced by the Company’s recent significant repositioning actions, including the completion in early fiscal 2017 of the sales of its Network Power and Leroy Somer and Control Techniques businesses and the acquisition of the valves and controls business of Pentair plc, but the environmental impact of the businesses added to or removed from the portfolio may be significantly different, making comparisons based on total Company sales misleading.

The Company’s goal with respect to GHG emissions is to minimize emissions at each of its locations while striving to continually reduce overall emissions from its worldwide operations taken as a whole. In order to determine performance against this goal, Emerson does track GHG emissions from its manufacturing locations worldwide. More generally, the Company annually assesses environmental compliance at each facility, measuring our performance against Emerson standards, which in all cases meet or exceed applicable law. Tracking GHG reduction progress and addressing the concerns on a disaggregated and individualized basis has allowed the Company to reduce its emissions by over 60% for the ten-year period ending December 31, 2016. The Company expects the downward trend to continue and works towards continually decreasing emissions levels.

Emerson is also focused on helping our customers with the most complex and important challenges facing the world in the process, industrial, commercial, and residential markets. Our Automation Solutions business is helping customers make the greatest use of the world’s valuable resources, helping nations move their economies forward in responsible ways, enabling the performance and safety of industries, and advancing the industries that are the backbones of daily life. Our Commercial & Residential Solutions business is helping customers ensure human comfort and health, protecting food quality and sustainability, advancing energy efficiency and environmental conservation, creating sustainable infrastructure, and continuing research and development momentum. For example, Automation Solutions’ Plantweb digital plant architecture provides a comprehensive framework to help manufacturers achieve performance in the areas of safety, reliability, production and energy use in the top 25% of peer companies. Similarly, Commercial and Residential Solutions’ $35 million dollar Helix Innovation Center is driving technology improvements in the areas of ice machine efficiency, use of natural refrigerants, and turning food waste into energy and fertilizer through the Grind2Energy initiative. The Grind2Energy technology alone diverted 7,400 tons of food waste from landfills and eliminated greenhouse gases equivalent to driving 11.9 million miles in fiscal 2016. Further information on the Company’s environmental initiatives and how they are helping our customers improve the environment and the communities in which they operate, see our Corporate Social Responsibility report on the Company website at www.Emerson.com.

By reporting its emissions through the Carbon Disclosure Project, pursuing internal efforts to substantially reduce emissions, and continuing to develop innovative products to help customers across a range of critical industries achieve their

56  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

SHAREHOLDER PROPOSALS

environmental goals, the Company maintains its steadfast commitment to sustainable practices and acting as a responsible steward of the environment. The Company does not believe that taking the additional steps outlined in this proposal would result in better Company performance, lower Company emissions or better returns to shareholders, and therefore does not believe it would be appropriate to expend the resources required to comply with the proposal.

Ownership of Emerson Equity Securities

Ownership of Directors and Executive Officers

The following table shows the number of shares of the Company’s common stock that are beneficially owned by the Directors, by each of the NEOs, and by all Directors and executive officers as a group, as of September 30, 2017. No person reflected in the table owns more than 0.5% of the outstanding shares of Emerson common stock.

Name	Total Shares of Emerson Common Stock Beneficially Owned(1)(2)

C. A. H. Boersig	22,211

J. B. Bolten	14,243

F. J. Dellaquila(3)	531,110

D. N. Farr(4)	2,928,140

G. A. Flach	1,824

A. F. Golden	66,705

C. Kendle(5)	13,240

M. S. Levatich	13,074

E. L. Monser(6)	473,393

S. J. Pelch	105,162

J. W. Prueher	39,033

E. M. Purvis, Jr.(7)	296,501

R. L. Stephenson	41,243

J. S. Turley	10,907

All Directors and Executive Officers as a group (20 persons)(8)(9)(10)	5,364,994

(1)	Under rules of the SEC, persons who have power to vote or dispose of securities, either alone or jointly with others, are the beneficial owners of such securities. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except for the following shares of restricted common stock over which the person named has no investment power: Mr. Farr-340,000; Mr. Dellaquila, Senior Executive Vice President and Chief Financial Officer-60,000; Mr. Monser, President-10,000; Mr. Pelch, Executive Vice President, Organization Planning and Development-35,000; Mr. Purvis, Executive Vice President and Chief Operating Officer-40,000; Dr. Boersig-3,450; Mr. Bolten-14,243; Ms. Flach-1,810; Mr. Golden-37,749; Dr. Kendle-9,635; Mr. Levatich-13,074; Adm. Prueher-2,248; Mr. Stephenson-27,859; Mr. Turley-10,907; and all Directors and executive officers as a group-745,975. Also includes 18,761 restricted stock units held by Dr. Boersig, over which he has no voting or investment power.

(2)	As required by SEC rules, includes the following shares which such persons have, or will have within 60 days after September 30, 2017, the right to acquire upon the exercise of employee stock options: Mr. Farr-450,000; Mr. Dellaquila-210,000; Mr. Monser-250,000; Mr. Pelch-33,200; and Mr. Purvis-110,000. Also includes 18,761 restricted stock units held by Dr. Boersig.

57  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

OWNERSHIP OF EMERSON EQUITY SECURITIES

(3)	Includes 8,442 shares held by the spouse of Mr. Dellaquila. Also includes 56,486 shares held by the FJD Gift Trust, a grantor trust for Mr. Dellaquila with Mr. Dellaquila’s spouse and descendants as beneficiaries and Mr. Dellaquila as trustee. Also includes 75,315 shares held by the SRD Gift Trust, a grantor trust for Mr. Dellaquila’s spouse with Mr. Dellaquila’s descendants as beneficiaries and Mr. Dellaquila and his spouse as trustees.

(4)	Includes 531,247 shares held by the spouse and/or children of Mr. Farr. Includes 32,055 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which Mr. Farr exercises investment power but has no financial interest.

(5)	Includes 1,200 shares held by the spouse of Dr. Kendle.

(6)	Amounts for Mr. Monser include 125,000 shares attributable to stock options and 15,219 shares of stock, the economic interest in which were transferred to Mr. Monser’s ex-wife and are held by Mr. Monser for her benefit pursuant to a domestic relations order.

(7)	Includes 15,800 shares held by the spouse and/or child of Mr. Purvis. Mr. Purvis has announced his resignation from the Company effective December 31, 2017.

(8)	Includes 1,333,198 shares of common stock which executive officers have, or will have within 60 days after September 30, 2017, the right to acquire upon exercise of employee stock options. Also includes 18,761 restricted stock units held by Dr. Boersig. Shares owned as a group represent less than 1% of the outstanding common stock of the Company.

(9)	Includes 808,208 shares of common stock beneficially owned by six other executive officers of the Company, of which 140,000 shares are restricted and over which the other executive officers have no investment power, and 279,998 shares which the other executive officers have, or will have within 60 days after September 30, 2017, the right to acquire upon exercise of employee stock options.

(10)	Also includes 5,500 shares of restricted stock and 9,716 shares attributed to stock options held by an executive officer the economic interest in which were transferred to a former spouse and held for that former spouse’s benefit pursuant to a domestic relations order. Also includes 1,000 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which an executive officer exercises investment power but has no financial interest.

Ownership of Greater than 5% Shareholders

The following table lists the beneficial ownership of each person holding more than 5% of Emerson’s outstanding common stock as of September 30, 2017 based on a review of filings with the SEC on Schedule 13G.

Name and Address	Total Shares of Emerson Common Stock Beneficially Owned	Percent of Class

The Vanguard Group(1)	41,293,408	6.4%

100 Vanguard Blvd., Malvern, PA 19355

BlackRock, Inc.(2)	39,086,630	6.1%

55 East 52nd Street, New York, NY 10055

State Street Corporation(3)	32,277,664	5.0%

State Street Financial Center, One Lincoln St., Boston, MA 02111

(1)	The Vanguard Group filed a Schedule 13G/A on February 9, 2017 with the SEC indicating that, as of December 31, 2016, it had beneficial ownership of 41,293,408 shares, including sole voting power over 1,016,372 shares, sole dispositive power over 40,172,329 shares, shared voting power over 117,278 shares and shared dispositive power over 1,121,079 shares of the Company’s outstanding stock.

(2)	BlackRock, Inc. filed a Schedule 13G/A on January 24, 2017 with the SEC indicating that, as of December 31, 2016, it had beneficial ownership of 39,086,630 shares, including sole voting power over 33,299,369 shares, sole dispositive power over 39,060,637 shares and shared voting and dispositive power over 25,993 shares of the Company’s outstanding stock.

(3)	State Street Corporation filed a Schedule 13G on February 9, 2017 with the SEC indicating that, as of December 31, 2016, it had beneficial ownership of 32,277,664 shares of the Company’s outstanding stock, over which it had both shared voting and investment power.

The Company is not aware of any other shareholders who beneficially own more than 5% of its outstanding common stock.

58  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

OWNERSHIP OF EMERSON EQUITY SECURITIES

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s Directors and executive officers are required, pursuant to Section 16(a) of the Exchange Act, to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the SEC and the NYSE, and to furnish copies of such statements to the Company. Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal 2017 its Directors and executive officers complied with all such requirements.

Questions and Answers About the 2018 Annual Meeting

1.	Why did I receive these materials?

Our Board of Directors is soliciting proxies on its behalf to be voted at the 2018 Annual Meeting of Shareholders on February 6, 2018 at 10:00 a.m., Central Time, at the Headquarters of the Company, 8000 W. Florissant Avenue, St. Louis, MO 63136. The proxies also may be voted at any adjournments or postponements of the meeting. All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is earlier revoked.

2.	How are these materials being distributed?

On or about December 15, 2017, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain shareholders of record as of November 28, 2017, and posted our proxy materials for shareholder access at www.proxyvote.com. As more fully described in the Notice, shareholders may also request printed proxy materials. The Notice and website also provide information regarding how you may request proxy materials in printed or electronic form or electronically on an ongoing basis. We also mailed proxy materials to certain shareholders.

3.	Why am I getting these materials from my broker, bank or other nominee, and not directly from Emerson?

If you hold your shares through a broker, bank or other nominee, you may also receive either the Notice or printed proxy materials from that entity, as required by SEC rules.

4.	What is the difference between a shareholder of record and a shareholder who holds shares in street name?

If your shares are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record. If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name.

5.	What is the record date and what does it mean? Who can vote?

The record date for the 2018 Annual Meeting is November 28, 2017 (“record date”). The record date was established by our Board under Missouri law. Holders of Emerson common stock at the close of business on the record date are entitled to receive notice of and vote at the meeting, or in the case of holders in street name, provide voting instructions to their broker, bank or other nominee. Each shareholder of record on the record date is entitled to one vote for each share of our common stock held on that date. There is no cumulative voting with respect to the election of Directors. On the record date, there were issued and entitled to be voted [                ] shares of our common stock, par value $0.50 per share.

59  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING

6.	What are the different methods I can use to vote my shares?

By Telephone or Internet: All shareholders of record may vote their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by internet, using the procedures and instructions described on the proxy card, notice of internet availability of proxy materials and other enclosures. If you vote by telephone or internet, you need not mail back your proxy card. A control number, located on the proxy card or Notice, must be provided to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

Street name holders may vote by telephone or internet if their brokers, banks or other nominees make those methods available. Each broker, bank or other nominee will enclose instructions with the proxy materials. Follow the voting instructions on the form you receive from that firm.

In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).

In Person: All shareholders of record may vote in person at the meeting. Street name holders must obtain a legal proxy from their broker, bank or other nominee and bring the legal proxy to the meeting in order to vote in person at the meeting.

7.	How many votes must be present to hold the 2018 Annual Meeting?

To conduct the meeting, a majority of our issued and outstanding shares entitled to vote as of the record date for the meeting (November 28, 2017), must be present in person or by proxy at the meeting. This is referred to as a quorum.

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly vote by internet, telephone or mail. Abstentions, proxies which are marked or voted to deny discretionary authority on other matters and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

8.	What vote is required to pass the proposals?

If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2018 Annual Meeting is required to elect Directors, to ratify the appointment of KPMG, to approve the compensation of the Company’s NEOs, to ratify the Company’s forum selection Bylaw, to approve the shareholder proposals and to act on any other matters properly brought before the meeting. The affirmative vote of 85% of the total voting power of all outstanding shares, whether or not present or represented by proxy at the 2018 Annual Meeting, is required to amend the Company’s Restated Articles of Incorporation to provide shareholders the right to amend the Company’s Bylaws.

Shares represented by proxies which are marked or voted “withhold authority” with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted “abstain” on the other proposals, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as a vote against such nominee or nominees, against such proposals and against such other matters, respectively.

9.	What if I do not specify a choice for a matter when returning a proxy?

If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the nominees for Director in Proposal 1, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm in Proposal 2, FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs in Proposal 3, “FOR” the approval of a proposed amendment to our Restated Articles of Incorporation to provide shareholders the right to amend the Company’s Bylaws in Proposal 4, “FOR” the non-binding advisory vote to ratify the Company’s forum selection Bylaw in Proposal 5, and “AGAINST” the shareholder proposals in Proposals 6, 7, 8 and 9. Otherwise, signed proxy cards without specified choices will be voted in the discretion of the proxies.

60  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING

10.	How will my shares be voted on any other matters to come before the meeting?

The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, who are members of the Company’s management, except proxies which are marked to deny discretionary authority. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should prior to the election become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons, if any, as the Board of Directors of the Company may recommend.

11.	Will my shares be voted if I do not provide my proxy or voting instructions?

Shareholders of Record: If you are a shareholder of record, your shares will not be voted if you do not provide your proxy or vote in person at the meeting. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee only on certain “routine” matters, pursuant to rules of the NYSE.

Only the ratification of the selection of KPMG LLP as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules. If you do not provide voting instructions on a non-routine matter, your broker may indicate on the proxy that it does not have discretionary voting authority and your shares will not be voted on that matter, which is referred to as a “broker non-vote.” Broker non-votes will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the outcome of the vote with regard to such matters, except that with respect to the proposal to amend the Company’s Restated Articles of Incorporation such votes would have the same effect as if the shares represented thereby were voted against such proposal.

12.	How can I revoke a proxy or change my vote?

You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy, or change your vote cast, by telephone or internet, you must do so by telephone or internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on February 5, 2018. If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions

13.	Who will pay the cost of this proxy solicitation?

The solicitation will be by internet and mail and the expense thereof will be paid by the Company. The Company has retained Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies at an estimated cost of $15,000 plus expenses. In addition, solicitation of proxies may be made by additional mailings, electronic mail, telephone or in person by Directors, officers or other employees of the Company and we may request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material.

14.	How do I obtain admission to the 2018 Annual Meeting?

Please see “Proxy Statement Summary – Attending the Meeting” above for information on attending the meeting and required information. If you have questions regarding whether you have the required information, directions, or if you require any special accommodations due to a disability, please contact the Emerson Investor Relations Department at 314-553-2197 in advance of the meeting. The meeting facilities will open at 9:30 a.m., Central Time, to facilitate your registration and security clearance. For your security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, video and still cameras, pagers, laptops and other portable electronic devices will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

61  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING

15.	What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all shares represented by each proxy card or other voter information card received from your bank or broker. We recommend that you contact your bank or broker, or our transfer agent, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A, P.O. Box 505000, Louisville, Kentucky 40233; you can reach Computershare at 1-888-213-0970 (from within the U.S. or Canada) or 1-781-575-2879 (from outside the U.S. or Canada).

16.	May shareholders ask questions at the 2018 Annual Meeting?

Yes. The Chairman will answer shareholders’ questions during the Q&A period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, each shareholder will be limited to two minutes. Shareholders may ask a second question only after all others have first had their turn and if time allows. When speaking, shareholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting.

Other Matters

Future Shareholder Proposals and Nominations

Proposals for Inclusion in Proxy Statement Pursuant to Rule 14a-8

Proposals of shareholders intended to be presented at the 2019 Annual Meeting scheduled to be held on February 5, 2019, must be received by the Company by August 17, 2018 for inclusion in the Company’s proxy statement and proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Proposals and Nominations Not for Inclusion in Proxy Statement

In accordance with our Bylaws, a shareholder who intends to submit an item of business, including a Director nomination or other proposal, outside of our proxy statement, at an Annual Meeting must comply with the requirements of our Bylaws including the provision of timely notice to the Secretary of Emerson in advance of the meeting. To be timely, a shareholder’s notice ordinarily must be received at the principal executive offices of the Company not less than 90 nor more than 120 days before the meeting, i.e., between October 8 and November 7, 2018 for the 2019 Annual Meeting. However, if the Company gives less than 100 days’ (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made.

A shareholder’s notice to the Secretary shall set forth (i) as to each matter the shareholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the Annual Meeting, and (ii) as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. This proposing shareholder information includes such information as material interests or arrangements, names and addresses, the number of shares beneficially owned, any derivative or hedging positions, any material interest in any contract with the Company or any affiliate or competitor, all information that would be required to be set forth in a Schedule 13D (or an amendment) if such a statement were required, any other information relating to any such person that would be required to be disclosed in a proxy statement or proxy contest, a representation whether any such person is or intends to participate in the solicitation of proxies, and a representation that the shareholder is a shareholder of record entitled to vote and intends to continue to hold such stock of the Company through the meeting.

In addition to the proposing shareholder information, for Director nominations outside of our proxy statement, the notice shall also include, as to each person whom the shareholder proposes to nominate, the information specified in detail in our Bylaws.

62  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

OTHER MATTERS

Such information includes the name, age, business address and residence of such nominee, the principal occupation, the number of shares beneficially owned, any other information relating to such person that is required to be disclosed in solicitations of proxies for Director elections or is otherwise required, in certain cases details of any relationship, or understanding between the shareholder(s) and the nominee.

Our Bylaws also set out specific eligibility requirements that nominees for Director must satisfy, which require nominees to:

•	complete and return a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

○	is not and will not become a party to (1) any agreement or arrangement with, and has not given any commitment or assurance to, any person as to how such nominee will act or vote (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply with the nominee’s fiduciary duties under applicable law;

○	is not and will not become a party to any agreement or arrangement with any person with respect to any compensation, reimbursement or indemnification in connection with service as a director that has not been disclosed therein; and

○	if elected, would be in compliance and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Director Nominees for Inclusion in Proxy Statement (Proxy Access)

In August 2017, the Board amended the Bylaws to permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. Notice of director nominees submitted under these Bylaw provisions must be delivered to and received by the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136, no sooner than July 18, 2018 and no later than August 17, 2018, to be considered timely for purposes of the Company’s 2019 Annual Meeting.

To utilize proxy access, among other things, the electing shareholder and proposed nominee must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing shareholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law.

In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Bylaws.

Communications with the Company and Obtaining Emerson Documents

Shareholders and other interested persons may contact the Lead Independent Director or any of our Directors in writing c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the Lead Independent Director or relevant Director.

The Company’s Corporate Governance Principles and Practices and the charters of all Board committees are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance. The foregoing documents are available in print to shareholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.

63  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

OTHER MATTERS

Additional Filings

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed as follows: www.Emerson.com, Investors, SEC filings. Information on our website does not constitute part of this proxy statement.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and notices of internet availability of proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement and/or a notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” can provide extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports, proxy materials and notices of internet availability of proxy materials, delivering a single annual report, proxy statement and and/or notice of internet availability of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement and notice of internet availability of proxy materials, or if you currently receive multiple copies of these documents and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197 or by visiting our website.

64  PROXY STATEMENT FOR EMERSON 2018 ANNUAL MEETING OF SHAREHOLDERS

APPENDIX A

EMERSON DIRECTOR INDEPENDENCE STANDARDS

In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. (“Emerson”). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:

1. The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;

2. The Director is not a partner or employee of Emerson’s independent auditor, and no immediate family member of the Director is a partner of Emerson’s independent auditor, or is employed by such auditor and personally works on Emerson’s audit, and neither the Director nor any immediate family member has been within the preceding three years a partner of or employed by Emerson’s independent auditor and has personally worked on Emerson’s audit within that time;

3. Neither the Director nor any immediate family member of the Director was employed as an executive officer by any company at the same time any Emerson executive officer served as a member of such company’s compensation committee within the preceding three years;

4. Neither the Director, nor any member of the Director’s immediate family received in any twelve-month period during any of Emerson’s last three fiscal years direct compensation in excess of $120,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;

5. If the Director is an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;

6. If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;

7. If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson’s senior management or any immediate family member of a member of Emerson’s senior management, the amount of such payments is less than the greater of 2% of such entity’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

8. If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

9. If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson’s discretionary contributions to such organization are less than the greater of two percent of such organization’s total annual charitable receipts or $1 million; (ii) Emerson’s contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made “on behalf of” a Director;

10. The Director’s ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;

11. If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%; and

12. Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson.

If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

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APPENDIX B

PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

ARTICLE 5

3. Amendment of By-Laws

The By-Laws of the Corporation may be ~~The power to make~~, altered, amended or repealed ~~the By-laws of the Corporation shall be vested solely in~~ only by the Board of Directors or by the holders of not less than a majority of the total voting power of all outstanding shares of voting stock of the Corporation, voting as a single class. The By-laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation.

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APPENDIX C

FORUM SELECTION BYLAW

ARTICLE VIII

Section 6. Forum for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Missouri shall be, to the fullest extent permitted by law, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary or any other duty owed by any current or former director, officer, employee, agent, shareholder or affiliate of the Corporation to the Corporation or to the Corporation’s shareholders, (c) any action asserting a claim against the Corporation or any of its directors, officers, employees, agents or shareholders arising pursuant to any provision of the General and Business Corporation Law of Missouri, the Articles of Incorporation or these By-Laws, (d) any action asserting a claim against the Corporation or any of its directors, officers, employees, agents or shareholders governed by the internal affairs doctrine, or (e) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these By-Laws, in each case regardless of whether such action or proceeding is based on common law, statutory, equitable, legal or other grounds, and, in each case, including any action brought by a beneficial owner of the Corporation’s shares; provided, however, that in the event that such court lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be the Circuit Court located in the County of St. Louis, Missouri, or in the event that such court lacks jurisdiction, any other court of the State of Missouri; except for, in all cases, with respect to any action or proceeding as to which such federal or state court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination). Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to (i) consent to (A) the personal jurisdiction of the United States District Court for the Eastern District of Missouri (or if such court does not have jurisdiction, the Circuit Court located in the County of St. Louis, or if such court does not have jurisdiction, another court of the State of Missouri) in any proceeding brought to enjoin, or otherwise enforce this Section 6 with respect to, any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Section 6 (an “Inconsistent Action”) and (B) having service of process made upon such person or entity in any such proceeding by service upon such person’s or entity’s counsel in such Inconsistent Action as agent for such person or entity and (ii) have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 6. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

Without limiting any of the foregoing, nothing contained in this Section 6 is intended to limit, determine or address the merits or substance of any action or proceeding (including, whether any action or proceeding should be commenced or maintained against the Corporation or against any of the Corporation’s directors, officers or employees, or whether any particular type or form of remedy or relief should be sought or is available against the Corporation or against any of its directors, officers or employees), but instead, the provisions of this Section 6 are solely procedural in nature and govern only the exclusive location, forum and venue for the commencement of actions and proceedings expressly enumerated in clauses (a) through (e) of the immediately preceding sentence.

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PRELIMINARY COPY

EMERSON ELECTRIC CO. 8000 WEST FLORISSANT AVENUE P.O. BOX 4100 ST. LOUIS, MO 63136-8506	WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. IF YOU VOTE BY INTERNET OR PHONE, YOU DO NOT NEED TO RETURN THIS PROXY CARD.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Emerson Electric Co. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received prior to the start of the Annual Meeting of Shareholders for your vote to be counted.

SPECIAL VOTING DEADLINE NOTICE TO PARTICIPANTS IN EMERSON ELECTRIC CO. BENEFIT PLANS

If you own shares of Emerson Electric Co. common stock through any benefit plan of Emerson or any of its subsidiaries, the shares represented by your proxy card include those shares. To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions by 11:59 P.M. Eastern Time on February 4, 2018. If the trustees do not receive your properly completed instructions by that date, the trustees will vote the shares in the same proportion as the votes that the trustees receive from other plan participants, unless otherwise required by law.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E34273-P98149	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMERSON ELECTRIC CO.		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 THROUGH 5, AND AGAINST PROPOSALS 6 THROUGH 9.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:
1. ELECTION OF DIRECTORS FOR TERMS ENDING IN 2021
Nominees:
01) A. F. Golden
02) C. Kendle
03) J. S. Turley
ELECTION OF DIRECTOR FOR TERM ENDING IN 2020
04) G. A. Flach
	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:	For	Against	Abstain		THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING:	For	Against	Abstain
	2. Ratification of KPMG LLP as Independent Registered Public Accounting Firm.	☐	☐	☐		6. Approval of the shareholder proposal regarding adoption of an independent Board Chair policy as described in the proxy statement.	☐	☐	☐
	3. Approval, by non-binding advisory vote, of Emerson Electric Co. executive compensation.	☐	☐	☐		7. Approval of the shareholder proposal requesting issuance of a political contributions report as described in the proxy statement.	☐	☐	☐
	4. Approval of an amendment to Emerson’s Restated Articles of Incorporation to provide shareholders the right to amend the Bylaws.	☐	☐	☐		8. Approval of the shareholder proposal requesting issuance of a lobbying report as described in the proxy statement.	☐	☐	☐
	5. Ratification, on an advisory basis, of the Company’s forum selection Bylaw.	☐	☐	☐		9. Approval of the shareholder proposal on greenhouse gas emissions as described in the proxy statement.	☐	☐	☐
The undersigned hereby acknowledges receipt of Notice of Annual Meeting and accompanying Proxy Statement.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

MATERIALS ELECTION

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

		☐				Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, February 6, 2018

10:00 A.M., Central Standard Time

Emerson Electric Co. Headquarters

8000 West Florissant Avenue

St. Louis, MO 63136

PLEASE PRESENT THIS NON-TRANSFERABLE TICKET AT THE REGISTRATION DESK UPON ARRIVAL

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our Annual Report to Shareholders for the fiscal year ended

September 30, 2017, are available at www.proxyvote.com.

é FOLD AND DETACH HERE é	E34274-P98149

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, does hereby appoint D.N. FARR, S.Y. BOSCO, and J.G. SHIVELY, or any of them, with full powers of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of EMERSON ELECTRIC CO., to be held on February 6, 2018, commencing at 10:00 A.M., Central Standard Time, at the Headquarters of the Company, 8000 West Florissant Avenue, St. Louis, Missouri, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company which the undersigned is entitled to vote as specified and in their discretion on such other business as may properly come before the meeting. The matters stated on the reverse side were proposed by the Company, except as indicated.

THIS PROXY WILL BE VOTED AS SPECIFIED AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, AND AGAINST PROPOSALS 6, 7, 8 AND 9.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)